Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

THE PNC FINANCIAL SERVICES GROUP, INC.

FIRST. The name of the corporation is The PNC Financial Services Group, Inc.

SECOND. The address of the corporation’s registered office in the Commonwealth of Pennsylvania is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

THIRD. The corporation is incorporated under the provisions of the Business Corporation Law, the Act approved May 5, 1933, P.L. 364, as amended. The purpose of the corporation is, and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Act.

FOURTH. The term of the corporation’s existence is perpetual.

FIFTH. The authority to make, amend and repeal the by-laws of the corporation is hereby vested in the Board of Directors, subject always to the power of the shareholders to change any such action.

SIXTH. The aggregate number of shares of capital stock which the corporation shall have authority to issue is 820,000,000 shares divided into two classes consisting of 20,000,000 shares of preferred stock of the par value of $1.00 each (“Preferred Stock”) and 800,000,000 shares of common stock of the par value of $5.00 each (“Common Stock”).

SEVENTH. The following is a statement of certain of the designations, preferences, qualifications, privileges, limitations, restrictions, and special or relative rights in respect of the Preferred Stock and the Common Stock and a statement of the authority vested in the Board of Directors to fix by resolution any designations, preferences, privileges, qualifications, limitations, restrictions and special or relative rights of any series of Preferred Stock which are not fixed hereby:

PREFERRED STOCK

1. Issuance in series. The shares of Preferred Stock may be issued from time to time in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of any particular series shall be identical except, if entitled to cumulative dividends, as to the date or dates from which dividends thereon shall be cumulative. The shares of any one series need not be identical or rank equally with the shares of any other series except as required by law or as provided hereby. The Board of Directors is expressly vested with authority to establish and designate any one or more series of Preferred Stock and to fix and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions or special or relative rights of additional series which are not fixed hereby, including the following:

(a) The number of shares to constitute the series and the distinctive designation thereof.

(b) The dividend rate, the dates for payment of dividends, whether dividends shall be cumulative, and, if so, the date or dates from which and the extent to which dividends shall be cumulative.

(c) The amount or amounts payable upon voluntary or involuntary liquidation of the Corporation.

(d) The voting rights, if any, of the holders of shares of the series.

(e) The redemption price or prices, if any, and the terms and conditions on which shares may be redeemed.

(f) Whether the shares of the series shall be convertible into or exchangeable for shares of capital stock of the Corporation or other securities, and, if so, the conversion price or prices or the rate or rates of conversion or exchange, any adjustments thereof, and any other terms and conditions of conversion or exchange.

(g) Whether the shares of the series shall be entitled to the benefit of any retirement or sinking fund to be applied to the purchase or redemption of such shares, and, if so, the amount thereof and the terms and conditions relative to the operation thereof.

(h) The rank of the shares of the series, as in dividends and assets, in relation to the shares of any other class or series of capital stock of the Corporation.

(i) Such other preferences, qualifications, privileges, limitations, restrictions or special or relative rights of any series as are not fixed hereby and as the Board of Directors may deem advisable and state in such resolutions.

2. Dividends. The holders of shares of each series of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate which shall have been fixed hereby or by the Board of Directors as authorized hereby with respect to such series, and no more except as shall have been determined by the Board of Directors as authorized hereby. If dividends on a particular series shall have been determined hereby or by the Board of Directors as authorized hereby to be cumulative, no dividends shall be paid or set apart for payment or declared on the Common Stock or on any class or series of stock of the Corporation ranking as to dividends subordinate to such series (other than dividends payable in Common Stock or in any class or series of stock of the Corporation ranking as to dividends and assets subordinate to such series) and no payment shall be made or set apart for the purchase, redemption or other acquisition for value of any shares of Common Stock or of any class or series of stock of the Corporation ranking as to dividends or assets subordinate to such series, until dividends (to the extent cumulative) for all past dividend periods on all outstanding shares of such series have been paid, or declared and set apart for payment, in full. In case dividends for any dividend period are not paid in full on all shares of Preferred Stock ranking equally as to dividends, all such shares shall participate ratably in the payment of dividends for such period in proportion to the full amounts of dividends to which they are respectively entitled.

3. Liquidation of the Corporation. In the event of voluntary or involuntary liquidation of the Corporation the holders of shares of each series of Preferred Stock shall be entitled to receive from the assets of the Corporation (whether capital or surplus), prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to such series, the amount fixed hereby or by the Board of Directors as authorized hereby for such series, plus, in case dividends on such series shall have been determined hereby or by the Board of Directors as authorized hereby to be cumulative, an amount equal to the accrued and unpaid dividends thereon (to the extent cumulative) computed to the date on which payment thereof is made available, whether or not earned or declared. After such payment to the holders of shares of such series, any remaining balance shall be paid to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to such series, as they maybe entitled. If, upon liquidation of the Corporation, its assets are not sufficient to pay in full the amounts so payable to the holders of shares of all series of Preferred Stock ranking equally as to assets, all such shares shall participate ratably in the distribution of assets in proportion to the full amounts to which they are respectively entitled. Neither a merger nor a consolidation of the Corporation into or with any other corporation nor a sale, transfer or lease of all or part of the assets of the Corporation shall be deemed a liquidation of the Corporation within the meaning of this paragraph.

4. Voting rights. (a) Except as otherwise required by law, holders of shares of Preferred Stock shall have only such voting rights, if any, as shall have been fixed and determined hereby or by the Board of Directors as authorized hereby. Except as otherwise required by law or as otherwise provided hereby or by the Board of Directors as authorized hereby, holders of Preferred Stock having voting rights and holders of Common Stock shall vote together as one class.

(b) If the Corporation shall have failed to pay, or declare and set apart for payment, dividends on all outstanding shares of Preferred Stock in an amount equal to six quarterly dividends at the rates payable upon such shares (whether or not such dividends are cumulative), the number of directors of the Corporation shall be increased by two at the first annual meeting of the shareholders of the Corporation held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Preferred Stock of all series shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of the Corporation shall be reduced by two, and such voting right of the holders of shares of Preferred Stock shall cease, subject to increase in the number of directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.

5. Action by Corporation requiring approval of Preferred Stock. The Corporation shall not, without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least two-thirds of the then outstanding shares of Preferred Stock of all series (a) create or increase the authorized number of shares of any class of stock ranking as to dividends or assets prior to the Preferred Stock; or (b) change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights granted to or imposed upon the shares of Preferred Stock in any material respect adverse to the holders thereof, provided that if any such change will affect any particular series materially and adversely as contrasted with the effect thereof upon any other series, no such change may be made without, in addition, such vote or consent of the holders of at least two-thirds of the then outstanding shares of the particular series which would be so affected.

6. Redemption and acquisition. (a) Except as otherwise provided by the Board of Directors as authorized hereby, the Corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of the Preferred Stock or of any series thereof at such times and at the applicable amount for each share which shall have been fixed and determined hereby or by the Board of Directors as authorized hereby with respect thereto, plus, in case dividends shall have been determined hereby or by the Board of Directors as authorized hereby to be cumulative, an amount equal to the accrued and unpaid dividends thereon (to the extent cumulative) computed to the date fixed for redemption, whether or not earned or declared (hereinafter collectively called the “redemption price”). If at any time less than all of the Preferred Stock then outstanding is to be called for redemption, the Board may select one or more series to be redeemed, and if less than all the outstanding Preferred Stock of any series is to be called for redemption, the shares to be redeemed may be selected by lot or by such other equitable method as the Board in its discretion may determine. Notice of every redemption, stating the redemption date, the redemption price, and the place of payment thereof, and, if less than all of the Preferred Stock then outstanding is called for redemption, identifying the shares to be redeemed, shall be published at least once in a newspaper printed in the English language and of general circulation in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption. Copies of such notice shall be mailed at least 30 days and not more than 60 days prior to the date fixed for redemption to the holders of record of the shares to be redeemed at their addresses as the same shall appear on the books of the Corporation, but failure to give such additional notice by mail or any defect therein or failure of any addressee to receive it shall not affect the validity of the proceedings for redemption. The Corporation, upon publication of the first notice of redemption as aforesaid or upon irrevocably authorizing the bank or trust company hereinafter mentioned to publish such notice as aforesaid, may deposit or cause to be deposited in trust with a bank or trust company in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, an amount equal to the redemption price of the shares to be redeemed, which amount shall be payable to the holders thereof upon surrender of certificates therefor on or after the date fixed for redemption or prior thereto if so directed by the Board of Directors. Upon such deposit, or if no such deposit is made then from and after the date fixed for redemption unless the Corporation shall default in making payment of the redemption price upon surrender of certificates as aforesaid, the shares called for redemption shall cease to be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares other than the right to receive the redemption price from such bank or trust company or from the Corporation, as the case may be, without interest thereon, upon surrender of certificates as aforesaid; provided that conversion rights of shares called for redemption shall terminate at the close of business on the date fixed for redemption or at such earlier time as shall have been fixed by the Board of Directors as authorized hereby. Any funds so deposited which shall not be required for such redemption because of the exercise of conversion rights subsequent to the date of such deposit shall be returned to the Corporation. In case any holder of shares called for redemption shall not, within six years after the date of such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and thereafter such holder shall look only to the Corporation for payment thereof. Any interest which may accrue on funds so deposited shall be paid to the Corporation from time to time.

(b) Except as otherwise provided by the Board of Directors as authorized hereby, the Corporation shall have the right to acquire Preferred Stock from time to time at such price or prices as the Corporation may determine, provided that unless dividends (to the extent cumulative) payable for all past quarterly dividend periods on all outstanding shares of Preferred Stock entitled to cumulative dividends have been paid, or declared and set apart for payment, in full, the Corporation shall not acquire for value any shares of Preferred Stock except in accordance with an offer (which may vary as to terms offered with respect to shares of different series but not with respect to shares of the same series) made in writing or by publication (as determined by the Board of Directors) to all holders of record of shares of Preferred Stock.

(c) Except as otherwise provided by the Board of Directors as authorized hereby, Preferred Stock redeemed or acquired by the Corporation otherwise than by conversion shall not be cancelled or retired except by action of the Board and shall have the status of authorized and unissued Preferred Stock which may be reissued by the Board as shares of the same or any other series until cancelled and retired by action of the Board, but, at the option of the Board, Preferred Stock acquired otherwise than by redemption or conversion may be held as treasury shares which may be reissued by the Board until cancelled and retired by action of the Board.

$1.80 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

7. Designation. A series of Preferred Stock designated $1.80 Cumulative Convertible Preferred Stock, Series A (Redeemable) (herein called “Series A Preferred Stock”) is hereby established, consisting of 98,583 shares subject to increase or decrease in the number of shares in accordance with law.

8. Dividends. The dividend rate of shares of this series shall be $1.80 per share per year, payable quarterly on the tenth day of each March, June, September and December. Dividends shall be cumulative from the March 10, June 10, September 10 or December 10 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of $1.80 Cumulative Convertible Preferred Stock of Provident National Corporation, a predecessor of the Corporation (such stock having been converted into the Series A Preferred Stock), entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such quarterly dividend payment date.

9. Liquidation. The amount payable upon shares of Series A Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series A Preferred Stock, shall be $40.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

10. Redemption. Shares of Series A Preferred Stock shall be redeemable at anytime at $40.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

11. Voting Rights. Each holder of record of Series A Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series A Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

12. Conversion provisions. (a) Shares of Series A Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock maybe constituted on the conversion date) at the rate of two shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment as provided herein; provided that, as to any shares of Series A Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption.

(b) The holder of a share or shares of Series A Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation, during regular business hours, at its principal office or at the office of any of its transfer agents for the Series A Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “conversion date.” As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 12(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date.

(c) No payment or adjustment shall be made for dividends accrued on any shares of Series A Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

(d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed on the last business day before the conversion date or, if there was no reported sale on that date, the average of the closing bid and asked quotations on that exchange on that day or, if the Common Stock is not then listed on any stock exchange, the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

(e) The issuance of Common Stock on conversion of Series A Preferred Stock shall be without charge to the converting holder of Series A Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) The conversion rate provided in Section 12(a) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

(1) If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the next following full business day.

(2) If the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

(3) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation’s Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation’s Common Stock at said record date. The term “Current Market Price” at said record date shall mean the average of the daily last reported sale prices per share of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that exchange on that day, and provided further that if the Common Stock was not listed on any stock exchange on any such day or days there shall be substituted the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

(g) No adjustment of the conversion rate provided in Section 12(a) shall be made by reason of the issuance of Common Stock for cash except as provided in Section 12(f)(3), or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to Section 12(f), the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series A Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion rate.

(h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series A Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

(i) In case of any reclassification or change in the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series A Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 12(f). The provisions of this Section 12(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

(j) Shares of Common Stock issued on conversion of shares of Series A Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

(k) Shares of Series A Preferred Stock converted as provided herein shall not be reissued.

$1.80 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B

13. Designation. A series of Preferred Stock designated $1.80 Cumulative Convertible Preferred Stock, Series B (Nonredeemable) (herein called “Series B Preferred Stock”) is hereby established consisting of 38,542 shares subject to increase or decrease in the number of shares in accordance with law.

14. Dividends. The dividend rate of shares of Series B Preferred Stock shall be $1.80 per share per year, payable quarterly on the tenth day of each March, June, September and December. Dividends shall be cumulative from the March 10, June 10, September 10 or December 10 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of $1.80 Cumulative Convertible Preferred Stock, 1971 Series, of Provident National Corporation, a predecessor of the Corporation (such stock having been converted into the Series B Preferred Stock), entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such quarterly dividend payment date.

15. Liquidation. The amount payable upon shares of Series B Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series B Preferred Stock, shall be $40.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

16. Rank. The Series B Preferred Stock shall rank, as to dividends and assets, equally with the series of Preferred Stock of the Corporation designated $1.80 Cumulative Convertible Preferred Stock, Series A (Redeemable).

17. Redemption. Shares of Series B Preferred Stock shall not be redeemable.

18. Voting rights. Each holder of record of Series B Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series B Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

19. Conversion provisions. (a) Shares of Series B Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the rate of two shares of Common Stock for each share of Series B Preferred Stock, subject to adjustment as provided herein.

(b) The holder of a share or shares of Series B Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation during regular business hours, at its principal office or at the office of any of its transfer agents for the Series B Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “conversion date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 19(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date.

(c) No payment or adjustment shall be made for dividends accrued on any shares of Series B Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

(d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed on the last business day before the conversion date or, if there was no reported sale on that date, the average of the closing bid and asked quotations on that exchange on that day or, if the Common Stock is not then listed on any stock exchange, the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

(e) The issuance of Common Stock on conversion of Series B Preferred Stock shall be without charge to the converting holder of Series B Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) The conversion rate provided in Section 19(a) above shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none, to the next lower one-hundredth:

(1) If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the next following full business day.

(2) If the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

(3) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation’s Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation’s Common Stock at said record date. The term “Current Market Price” at said record date shall mean the average of the daily last reported sale prices per share of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that exchange on that day, and provided further that if the Common Stock was not listed on any stock exchange on any such day or days there shall be substituted the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

(g) No adjustment of the conversion rate provided in Section 19(a) above shall be made by reason of the issuance of Common Stock for cash except as provided in Section 19(f)(3) above, or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to Section 19(f) above the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series B Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion, rate after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Philadelphia, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion rate.

(h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series B Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

(i) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series B Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 19(f) above. The provisions of this Section 19(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

(j) Shares of Common Stock issued on conversion of shares of Series B Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

(k) Shares of Series B Preferred Stock converted as provided herein shall not be reissued.

20. Retirement or sinking fund. The shares of Series B Preferred Stock shall not be entitled to the benefit of any retirement or sinking fund to be applied to the purchase or redemption of such shares.

$1.60 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C

21. Designation. A series of Preferred Stock designated “$1.60 Cumulative Convertible Preferred Stock, Series C” (herein called “Series C Preferred Stock”) is hereby established, consisting of 1,433,935 shares subject to increase or decrease in the number of shares in accordance with law.

22. Rank. Series C Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock and the Series B Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior or subordinate to the Series C Preferred Stock as to dividends or assets.

23. Dividends. The dividend rate of shares of this series shall be $1.60 per share per year, payable in equal quarterly installments on the first day of each January, April, July and October. Dividends shall be cumulative from the January 1, April 1, July 1 and October 1 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of record of Series C Preferred Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such dividend payment date.

24. Liquidation. The amount payable upon shares of Series C Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series C Preferred Stock, shall be $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

25. Redemption. Shares of Series C Preferred Stock shall be redeemable at any time after February 1, 1989 at $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

26. Voting rights. Each holder of record of Series C Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series C Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

27. Conversion provisions. (a) Shares of Series C Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the conversion price, determined as hereinafter provided, in effect at the time of conversion, subject to adjustment as provided herein; provided that, as to any shares of Series C Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption. The value of each share of Series C Preferred Stock for the purpose of such conversion shall be $20.00. The price at which shares of Common Stock of the Corporation shall be delivered upon conversion (herein called the “conversion price”) shall initially be $48.00 per share of Common Stock of the Corporation.

(b) The holder of a share or shares of Series C Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation, during regular business hours, at its principal office or at the office of any of its transfer agents for the Series C Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “conversion date.” As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 27(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion price shall be that in effect on the conversion date.

(c) No payment or adjustment shall be made for dividends accrued on any shares of Series C Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

(d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series C Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, on the over-the-counter market) for the last business day before the conversion date or, if there was no reported sale on that day, the last reported sales price on the first preceding day for which such price is available.

(e) The issuance of Common Stock on conversion of Series C Preferred Stock shall be without charge to the converting holder of Series C Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) The conversion rate provided in Section 27(a) shall be subject to the following adjustments, which shall be made to the nearest cent:

(1) If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock, the conversion price in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately decreased, effective at the opening of business on the next following full business day.

(2) If the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion price in effect immediately prior to such action shall be proportionately decreased in the case of a split or increased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

(3) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation’s Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion price in effect immediately prior to said record date shall be adjusted, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion price by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation’s Common Stock at said record date and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase. The term “Current Market Price” at said record date shall mean the average of the daily last reported sale prices per share of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, then on the over-the-counter market) during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that day obtained from the market specialist assigned to the Corporation (or a market maker in the case of the over-the-counter market).

(4) The Corporation may make such reductions in the conversion price, in addition to those required by the foregoing provisions, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(g) No adjustment of the conversion price provided in Section 27(a) shall be made by reason of the issuance of Common Stock for cash except as provided in Section 27(f)(3), or by reason of the issuance of Common Stock for property or services. Whenever the conversion price is adjusted pursuant to Section 27(f), the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series C Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Erie, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion price.

(h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series C Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

(i) In case of any reclassification or change in the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except an increase in the number of outstanding shares or a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series C Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion price which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 27(f). The provisions of this Section 27(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

(j) Shares of Common Stock issued on conversion of shares of Series C Preferred Stock shall be issued as fully paid shares and shall be non-assessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

(k) Shares of Series C Preferred Stock converted as provided herein shall not be reissued.

$1.80 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D

28. Designation. A series of Preferred Stock designated “$1.80 Cumulative Convertible Preferred Stock, Series D” (herein called “Series D Preferred Stock”) is hereby established, consisting of 1,766,140 shares subject to increase or decrease in the number of shares in accordance with law.

29. Rank. Series D Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior or subordinate to the Series D Preferred Stock as to dividends or assets.

30. Dividends. The dividend rate of shares of this series shall be $1.80 per share per year, payable in equal quarterly installments on the first day of each January, April, July and October. Dividends shall be cumulative from the January 1, April 1, July 1 and October 1 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of record of Series D Preferred Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such dividend payment date.

31. Liquidation. The amount payable upon shares of Series D Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series D Preferred Stock, shall be $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

32. Redemption. Shares of Series D Preferred Stock shall be redeemable at any time after February 1, 1990 at $20.00 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

33. Voting rights. Each holder of record of Series D Preferred Stock shall have the right to a number of votes equal to the number of full shares of Common Stock into which the share or shares of Series D Preferred Stock standing in his name on the books of the Corporation are at the time convertible.

34. Conversion provisions. (a) Shares of Series D Preferred Stock may, at the option of the holder, be converted into Common Stock of the Corporation (as such stock may be constituted on the conversion date) at the conversion price, determined as hereinafter provided, in effect at the time of conversion, subject to adjustment as provided herein; provided that, as to any shares of Series D Preferred Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption. The value of each share of Series D Preferred Stock for the purpose of such conversion shall be $20.00. The price at which shares of Common Stock of the Corporation shall be delivered upon conversion (herein called the “conversion price”) shall initially be $48.00 per share of Common Stock of the Corporation.

(b) The holder of a share or shares of Series D Preferred Stock may exercise the conversion right as to any thereof by delivering to the Corporation, during regular business hours, at its principal office or at the office of any of its transfer agents for the Series D Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “conversion date”. As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in Section 34(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of such Common Stock of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a holder of such Common Stock of record on the next succeeding date on which the transfer books are open, but the conversion price shall be that in effect on the conversion date.

(c) No payment or adjustment shall be made for dividends accrued on any shares of Series D Preferred Stock converted or for dividends on any shares of Common Stock issuable on conversion.

(d) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series D Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, on the over-the-counter market) for the last business day before the conversion date or, if there was no reported sale on that day, the last reported sales price on the first preceding day for which such price is available.

(e) The issuance of Common Stock on conversion of Series D Preferred Stock shall be without charge to the converting holder of Series D Preferred Stock for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) The conversion price provided in Section 34(a) shall be subject to the following adjustments, which shall be made to the nearest cent:

(1) If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock, the conversion price in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately decreased, effective at the opening of business on the next following full business day.

(2) If the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion price in effect immediately prior to such action shall be proportionately decreased in the case of a split or increased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

(3) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in this paragraph) of the Corporation’s Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion price in effect immediately prior to said record date shall be adjusted, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion price by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation’s Common Stock at said record date and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase. The term “Current Market Price” at said record date shall mean the average of the daily last reported sale prices per share of the Corporation’s Common Stock on the principal stock exchange on which the Common Stock is then listed (or if not so listed, then on the over-the-counter market) during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that day obtained from the market specialist assigned to the Corporation (or a market maker in the case of the over-the-counter market).

(4) The Corporation may make such reductions in the conversion price, in addition to those required by the foregoing provisions, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(g) No adjustment of the conversion price provided in Section 34(a) shall be made by reason of the issuance of Common Stock for cash except as provided in Section 34(f)(3), or by reason of the issuance of Common Stock for property or services. Whenever the conversion price is adjusted pursuant to Section 34(f) the Corporation shall (1) promptly place on file at its principal office and at the office of each of its transfer agents for the Series D Preferred Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (2) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the City of Scranton, Pennsylvania, or in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion price.

(h) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock or any other security, or if the Corporation shall distribute to the holders of its Common Stock any evidences of indebtedness or any other assets (excluding dividends and distributions in cash), the Corporation shall mail to each holder of record of a share or shares of Series D Preferred Stock, at his address as it shall appear on the books of the Corporation, a notice stating the record date fixed or to be fixed for the determination of the holders of Common Stock of record entitled to such issuance or distribution. Such notice shall be mailed at least 10 days before such record date. Failure to mail such notice or any defect therein or failure of any addressee to receive it shall not affect the validity of such issuance or distribution or any vote thereon.

(i) In case of any reclassification or change in the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except an increase in the number of outstanding shares or a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (1) that the holder of each share of Series D Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of Series D Preferred Stock might have been converted immediately prior thereto, and (2) that there shall be subsequent adjustments of the conversion price which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 34(f). The provisions of this Section 34(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

(j) Shares of Common Stock issued on conversion of shares of Series D Preferred Stock shall be issued as fully paid shares and shall be non-assessable by the Corporation. The Corporation shall at all times reserve and keep available for the purpose of effecting the conversion of Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock.

(k) Shares of Series D Preferred Stock converted as provided herein shall not be reissued.

$2.60 CUMULATIVE NONVOTING PREFERRED STOCK, SERIES E

35. Designation. A series of Preferred Stock designated “$2.60 Cumulative Nonvoting Preferred Stock, Series E” (herein called “Series E Preferred Stock”) is hereby established, consisting of 338,100 shares subject to increase or decrease in the number of shares in accordance with law.

36. Rank. Series E Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior or subordinate to the Series E Preferred Stock as to dividends or assets.

37. Dividends. The dividend rate of shares of this series shall be $2.60 per share per year, payable in equal quarterly installments on the first day of each January, April, July and October. Dividends shall be cumulative from the January 1, April 1, July 1 and October 1 next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of record of Series E Preferred Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such dividend payment date.

38. Liquidation. The amount payable upon shares of Series E Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinate to the Series E Preferred Stock, shall be $27.75 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

39. Redemption. Shares of Series E Preferred Stock shall be redeemable at any time after February 1, 1990 at $27.75 per share plus an amount equal to accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared.

40. Voting rights. The holder of Series E Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law.

41. Conversion rights. The holders of Series E Preferred Stock shall have no right to convert shares of Series E Preferred Stock into any other security of the Corporation.

FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES F

42. Designation. A series of Preferred Stock designated “Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F” (herein called “Series F Preferred Stock”) is hereby established, consisting of 6,000,000 shares subject to increase or decrease in the number of shares in accordance with law.

43. Rank. Series F Preferred Stock shall rank, as to dividends and assets, equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and every other share of capital stock from time to time outstanding which is not Common Stock of the Corporation and which is not specifically made senior to or subordinate to the Series F Preferred Stock as to dividends or assets.

44. Dividends. (a) Through September 29, 2001, the dividend rate per share of Series F Preferred Stock shall be 6.05% or $3.025 per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”), commencing December 31, 1996. The initial dividend for the dividend period commencing on October 9, 1996 to (but not including) December 31, 1996, shall be $.6806 per share and shall be payable on December 31, 1996. On and after September 30, 2001, dividends on the Series F Preferred Stock shall be payable quarterly on each Dividend Payment Date at the Applicable Rate (as defined in subsection (c) of this Section 44) per share from time to time in effect. If a Dividend Payment Date is not a business day, dividends (if declared) on the Series F Preferred Stock shall be paid on the immediately preceding business day. A dividend period with respect to a Dividend Payment Date is the period commencing on the immediately preceding Dividend Payment Date and ending on the day immediately prior to the next succeeding Dividend Payment Date. Each such dividend shall be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as will be fixed by the Corporation’s Board of Directors or a duly authorized committee thereof.

(b) Dividends on the Series F Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series F Preferred Stock by reason of the fact that the Corporation may fail to declare or pay dividends on the Series F Preferred Stock in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

(c) Except as provided below in this subsection c of this Section 44, the “Applicable Rate” per annum for any dividend period beginning on or after September 30, 2001 shall be equal to .35% plus the Effective Rate (as hereinafter defined), but not less than 6.55% nor greater than 12.55% (without taking into account any adjustments as described in subsection (d) of this Section 44). The “Effective Rate” for any dividend period beginning on or after September 30, 2001 shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Corporation determines in good faith that for any reason: (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Effective Rate for such dividend period shall be equal to the higher of whichever two of such rates can be so determined; (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for such dividend period shall be equal to whichever such rate can be so determined; or (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for the preceding dividend period shall be continued for such dividend period.

Except as described in this subsection (c) of this Section 44, the “Treasury Bill Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as hereinafter defined) during the Calendar Period immediately preceding the last 10 calendar days preceding the dividend period for which the dividend rate on the Series F Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant

Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any dividend period as provided in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 or more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. Except as described in this subsection (c) of this Section 44, the “Ten Year Constant Maturity Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last 10 calendar days preceding the dividend period for which the dividend rate on the Series F Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

Except as described in this subsection (c) of this Section 44, the “Thirty Year Constant Maturity Rate” for each dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last 10 calendar days preceding the dividend period for which the dividend rate on the Series F Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward.

The Applicable Rate with respect to each dividend period beginning on or after September 30, 2001 shall be calculated as promptly as practicable by the Corporation according to the appropriate method described in this subsection (c) of this Section 44. The Corporation shall cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Series F Preferred Stock.

For the purposes of this subsection (c) of this Section 44, the following terms shall have the following meanings: (i) “Calendar Period” means a period of 14 calendar days; (ii) “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor agency; (iii) “Special Securities” means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; (iv) the term “Ten Year Average Yield” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years); and (v) “Thirty Year Average Yield” means the average yield to maturity for actively traded Treasury fixed interest rate securities (adjusted to constant maturities of 30 years).

(d) If one or more amendments to the Internal Revenue Code of 1986, as amended (the “Code”), are enacted that change the percentage of the dividends received deduction (70% as of October 4, 1996) as specified in Section 243(a)(1) of the Code or any successor provision (the “Dividends Received Percentage”), as applicable to the Series F Preferred Stock, the amount of each dividend payable per share of the Series F Preferred Stock for dividend payments made on or after the later of the date of enactment or the effective date of such change shall be adjusted by multiplying the amount of the dividend payable determined as described under subsection (a) of this Section 44 (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the “DRD Formula”), and rounding the result to the nearest cent:

1 - [.35(1-.70)]
1 - [.35(1-DRP)]

For purposes of the DRD Formula. “DRP” means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, as applicable to the Series F Preferred Stock, shall give rise to an adjustment. Notwithstanding the foregoing provisions of this subsection (d) of this Section 44, in the event that, with respect to any such amendment, the Corporation shall receive an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation and approved by Cravath, Swaine & Moore (which approval shall not be unreasonably withheld) or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series F Preferred Stock, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific provision in the legislation or upon a published pronouncement of the Internal Revenue Service addressing such legislation. The Corporation’s calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

If any amendment to the Code which reduces the Dividends Received Percentage, as applicable to the Series F Preferred Stock, is enacted and becomes effective after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend Payment Date shall not be increased; but instead, an amount, equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Dividend Payment Date, shall be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

If prior to April 1, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage, as applicable to the Series F Preferred Stock, and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series F Preferred Stock (each an “Affected Dividend Payment Date”), the Corporation shall pay (if declared) additional dividends (the “Additional Dividends”) on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applicable to each Affected Dividend Payment Date) over (y) the dividends paid by the Corporation on each Affected Dividend Payment Date.

Additional Dividends shall not be paid in respect of the enactment of any amendment to the Code on or after April 1, 1997 which retroactively reduces the Dividends Received Percentage, or if prior to April 1, 1997, such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation shall only make one payment of Additional Dividends.

In the event that the amount of dividend payable per share of the Series F Preferred Stock shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Series F Preferred Stock.

In the event that the Dividends Received Percentage, applicable to the Series F Preferred Stock, is reduced to 40% or less, the Corporation may at its option, redeem the Series F Preferred Stock as a whole, but not in part, as described in Section 46 below.

45. Liquidation. The amount payable upon shares of Series F Preferred Stock in the event of voluntary or involuntary liquidation of the Corporation, prior to any payment to the holders of Common Stock or of any class or series of stock of the Corporation ranking as to assets subordinated to the Series F Preferred Stock, shall be $50.00 per share plus an amount equal to accrued and unpaid dividends, whether or not earned or declared, computed thereon from the immediately preceding Dividend Payment Date (but without cumulation for unpaid dividends for prior dividend periods on the Series F Preferred Stock) to the date on which payment thereof is made available.

46. Redemption. (a) Prior to September 30, 2001, shares of Series F Preferred Stock shall not be redeemable, except under the circumstances described in subsection (b) of this Section 46. Shares of Series F Preferred Stock shall be redeemable by the Corporation, in whole or in part, at any time and from time to time on and after September 30, 2001 at $50.00 per share plus an amount equal to accrued and unpaid dividends, whether or not earned or declared, computed thereon from the immediately preceding Dividend Payment Date (but without cumulation for unpaid dividends for prior dividend periods on the Series F Preferred Stock) to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any (each as defined in subsection (d) of Section 44).

(b) Notwithstanding anything to the contrary in subsection (a) of this Section 46, if the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Series F Preferred Stock on any Dividend Payment Date will be or is adjusted upwards as described in subsection (d) of Section 44 above, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of Series F Preferred Stock; provided, however, that within 60 days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40 percent or less, the Corporation sends notice to the holders of the Series F Preferred Stock of such redemption. Any redemption of Series F Preferred Stock in accordance with this Section 46(b) shall take place on the date specified in the notice, which shall not be less than 30 days nor more than 60 days from the date such notice is sent to holders of Series F Preferred Stock. Any redemption of Series F Preferred Stock in accordance with this Section 46(b) shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends computed thereon from the immediately preceding Dividend Payment Date (but without any cumulation for unpaid dividends for prior dividend periods on Series F Preferred Stock) to the date fixed for redemption, including any changes in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends, if any, whether or not earned or declared.

Redemption Period	Redemption Price Per Share
October 9, 1996 through September 29, 1997	$52.50
September 30, 1997 through September 29, 1998	$52.00
September 30, 1998 through September 29, 1999	$51.50
September 30, 1999 through September 29, 2000	$51.00
September 30, 2000 through September 29, 2001	$50.50
On or after September 30, 2001	$50.00

(c) Holders of Series F Preferred Stock shall have no right to require the redemption of shares of Series F Preferred Stock.

47. Voting Rights. Holders of Series F Preferred Stock shall have no voting rights except as set forth in Section 4 and Section 5 of ARTICLE SEVENTH of the Corporation’s Articles of Incorporation or as otherwise required from time to time by law.

48. Conversion Rights. Shares of Series F Preferred Stock shall not be convertible into shares of Common Stock or any other security of the Corporation.

JUNIOR PARTICIPATING PREFERRED STOCK, SERIES G

49. Designation and Amount. The shares of such series shall be designated as “Series G Junior Participating Preferred Stock” (the “Series G Preferred Stock”) and the number of shares constituting the Series G Preferred Stock initially shall be 450,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series G Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series G Preferred Stock.

50. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series G Preferred Stock with respect to dividends, the holders of shares of Series G Preferred Stock, in preference to the holders of Common Stock, par value $5.00 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series G Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series G Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series G Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Series G Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series G Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series G Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series G Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

51. Voting Rights. The holders of shares of Series G Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series G Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Statement with Respect to Shares pursuant to Section 1522 of the Business Corporation Law or amendment to the Corporation’s Amended and Restated Articles of Incorporation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series G Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series G Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

52. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series G Preferred Stock as provided in Section 50 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series G Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except dividends paid ratably on the Series G Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock, provided that the Corporation may at anytime redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series G Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series G Preferred Stock, or any shares of stock ranking on a parity with the Series G Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 52, purchase or otherwise acquire such shares at such time and in such manner.

53. Reacquired Shares. Except as otherwise provided by action of the Board of Directors, any shares of Series G Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (other than by conversion) shall not be retired or cancelled but shall become authorized but unissued shares of Preferred Stock and maybe reissued as part of the same or a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Articles of Incorporation of the Corporation, or in any other Statement with Respect to Shares pursuant to Section 1522 of the Business Corporation Law creating a series of Preferred Stock or any similar stock or as otherwise required by law.

54. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred Stock unless, prior thereto, the holders of shares of Series G Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series G Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred Stock, except distributions made ratably on the Series G Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series G Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

55. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, division or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series G Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series G Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

56. No Redemption. The shares of Series G Preferred Stock shall not be redeemable.

57. Rank. The Series G Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

58. Amendment. If any shares of Series G Preferred Stock are then outstanding, the Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series G Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock, voting together as a single class.

7.00% NON-CUMULATIVE PREFERRED STOCK, SERIES H

59. Designation. A series of Preferred Stock designated “7.00% Non-cumulative Preferred Stock, Series H” (herein called “Series H Preferred Stock”) shall be established, consisting of 7,500 shares, $1.00 par value per share and having a liquidation preference of $100,000 per share.

60. Issuance upon Conditional Exchange. (a) The Series H Preferred Stock shall be issued by the Corporation upon the direction by the United States Office of the Comptroller of the Currency (the “OCC”) to exchange all of the Series A Preferred Stock of PNC REIT Corp. (the “REIT Series A Preferred Stock”), on a share-for-share basis, for the Series H Preferred Stock (a “Conditional Exchange”) in connection with the occurrence of one of the following: (i) PNC Bank, National Association (“PNC Bank”) becomes “undercapitalized” under prompt corrective action regulations, (ii) PNC Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates PNC Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by PNC REIT Corp. (a “Supervisory Event”). Upon the occurrence of a Conditional Exchange, each share of REIT Series A Preferred Stock shall be exchanged for one share of Series H Preferred Stock in accordance with the terms and conditions described herein and in the Certificate of Incorporation of PNC REIT Corp.

(b) Upon the Conditional Exchange, each holder of REIT Series A Preferred Stock shall be unconditionally obligated to surrender to the Corporation any certificates representing each share of REIT Series A Preferred Stock held by such holder, and the Corporation shall be unconditionally obligated to issue to such holder, in exchange for each such share of REIT Series A Preferred Stock surrendered, a share of Series H Preferred Stock on a share-for-share basis.

(c) The Conditional Exchange shall occur as of 10:00 a.m. Eastern Time on the date for such exchange set forth in the applicable OCC directive, or, if such date is not set forth in the directive, as of 10:00 a.m. Eastern Time on the earliest possible date such exchange could occur consistent with the directive, as determined by the Corporation. As of the time of the Conditional Exchange, all of the REIT Series A Preferred Stock will be deemed cancelled and will cease to be outstanding without any further action on the part of PNC RETT Corp. (the “REIT”), the Corporation or any other person, all rights of the holders of the REIT Series A Preferred Stock as stockholders of the REIT shall cease, and such persons shall thereupon and thereafter be deemed to be and shall be for all purposes solely holders of Series H Preferred Stock. Until replacement certificates representing Series H Preferred Stock are delivered (or in the event such replacement certificates are not delivered), any certificates previously representing the REIT Series A Preferred Stock shall be deemed for all purposes to represent Series H Preferred Stock.

(d) Any REIT Series A Preferred Stock purchased or redeemed by the REIT in accordance with the Certificate of Incorporation of the REIT prior to the time of the Conditional Exchange shall not be subject to the Conditional Exchange. In the event of a Conditional Exchange, any declared and unpaid dividends on the REIT Series A Preferred Stock as of the time of the Conditional Exchange shall be deemed to be declared and unpaid dividends on the Series H Preferred Stock.

61. Rank. Series H Preferred Stock shall rank, as to dividends and assets, pari passu with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and senior to the Series G Preferred Stock.

62. Dividends. (a) The dividend rate for the Series H Preferred Stock shall be 7.00% per share per annum of the initial liquidation preference of $100,000 per share, accruing from the date of its issuance to and including the last day of March, the last day of June, the last day of September or the last day of December, whichever occurs first after such issuance (such period being the “Initial Dividend Period”) and then for each dividend payment period thereafter, commencing on April 1, July 1, October 1 or January 1, as the case maybe, of each year and ending on and including the day next preceding the first day of the next quarterly period (each such period, including the Initial Dividend Period, being a “Dividend Period”). Until no longer outstanding, the holders of the Series H Preferred Stock shall be entitled to receive such cash dividends, and no more, and the Corporation shall be bound to pay the same, but only as, if and when declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”) for the Dividend Period ending on such dates, respectively. If a Dividend Payment Date is not a business day, the dividends (if declared) shall be paid on the immediately preceding business day. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis of a 360-day year having 30-day months and the actual number of days elapsed in the period. Each such dividend shall be payable to holders of record of the Series H Preferred Stock as they appear on the stock books of the Corporation on the respective record dates fixed for such purpose by the Board of Directors in advance of payment of such dividend, which shall be the 15th calendar day of the last calendar month of the applicable Dividend Period. If any dividend record date is not a business day then the dividend record date for the applicable Dividend Period shall be the immediately preceding business day.

(b) Dividends on the Series H Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series H Preferred Stock by reason of the fact that the Corporation may fail to declare or pay dividends on the Series H Preferred Stock in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part and whether or not dividends are declared and paid for any future Dividend Period, with respect to any series of the Preferred Stock or the Common Stock of the Corporation.

63. Liquidation. The amount payable on the Series H Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Corporation shall be $100,000 per share, plus authorized, declared but unpaid dividends up to the date of such liquidation, dissolution or winding-up of affairs of the Corporation, and no more, before any distribution shall be made to the holders of any shares of common stock and all other classes and series of securities of the Corporation which rank junior to the Series H Preferred Stock as to dividends and distributions.

64. Redemption. On or after September 30, 2025, the Corporation may redeem the Series H Preferred Stock for cash, in whole or in part, at a price equal to $100,000 per share of Series H Preferred Stock, plus authorized, declared but unpaid dividends to the date fixed for redemption, without interest, on shares redeemed.

65. Voting rights. The holders of the Series H Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law.

67. Conversion rights. The holders of the Series H Preferred Stock shall have no right to convert shares of Series H Preferred Stock into shares of any other security of the Corporation.

68. Retirement or sinking fund. The shares of Series H Preferred Stock shall not be entitled to the benefit of any retirement or sinking fund to be applied to the purchase or redemption of such shares.

FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES I

69. Designation. A series of Preferred Stock designated “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I” (herein called “Series I Preferred Stock”) shall be established, consisting of 5,000 shares, $1.00 par value per share and having a liquidation preference of $100,000 per share.

70. Issuance upon Conditional Exchange.

(a) The shares of Series I Preferred Stock shall be issued only upon direction by the United States Office of the Comptroller of the Currency (together with any successor United States federal bank regulatory authority that is the primary supervisory agency for PNC Bank, the OCC) to exchange the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual

Trust Securities, liquidation preference $100,000 per security (the “Trust Securities”), of PNC Preferred Funding Trust II, a Delaware statutory trust, on a security-for-security basis, for the Series I Preferred Stock (a “Series I Conditional Exchange”), in connection with the occurrence of one of the following: (i) PNC Bank becomes “undercapitalized” under the OCC’s “prompt corrective action” regulations, (ii) PNC Bank is placed into conservatorship or receivership or (iii) the OCC, in its sole discretion, anticipates PNC Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by PNC Bank (each of (i) through (iii), a “Series I Conditional Exchange Event”).

(b) The Series I Conditional Exchange will occur as of 8:00 A.M. New York time, on the date for such exchange set forth in the applicable OCC directive, or, if such date is not set forth in the directive, as of 8:00 A.M., New York time, on the earliest possible date such exchange could occur consistent with the directive, as determined by the Corporation and as evidenced by the issuance by the Corporation of a press release prior to such time.

(c) The Corporation will mail notice of the issuance of an OCC directive after the occurrence of a Series I Conditional Exchange Event to each holder of Trust Securities within 30 days, and the Corporation will deliver (or cause to be delivered) to each such holder Series I Preferred Stock upon surrender of the Trust Securities.

71. Ranking. The shares of Series I Preferred Stock shall rank:

(a) senior, as to dividends or upon liquidation, dissolution and winding up, to the Common Stock, and senior, as to dividends or upon liquidation, dissolution and winding up, to Series G and all other classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by their terms, do not expressly provide that they rank pari passu with the Series I Preferred Stock as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, “Series I Junior Securities”); and

(b) on a parity, as to dividends or upon liquidation, dissolution and winding up with the Series A, Series B, Series C, Series D, Series E, Series F and Series H, and with each class or series of preferred capital stock of the Corporation hereafter authorized, issued or outstanding which specify that they are pari passu with the Series I Preferred Stock (collectively, “Series I Parity Securities”).

The Corporation may authorize and issue additional shares of Series I Junior Securities and Series I Parity Securities without the consent of the holders of the Series I Preferred Stock. The holders of shares of Series I Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

72. Dividends.

(a) Dividends on the Series I Preferred Stock, if, when and as declared by the Corporation’s Board of Directors out of its legally available funds, will be payable on each Series I Dividend Payment Date on a non-cumulative basis at an annual rate of 6.113% to, but not including, March 15, 2012 (whether or not a Business Day) if issued before March 15, 2012 and 3-Month USD LIBOR plus 1.2225% on March 15, 2012 and thereafter on the liquidation preference thereof, which is $100,000 per share, from and including the date of its issuance.

(b) Dividends on the Series I Preferred Stock, if, when and as declared by the Corporation’s Board of Directors, will be payable on March 15th, June 15th, September 15th and December 15th of each year, or if any such day is not a Business Day, the next Business Day (each, a “Series I Dividend Payment Date”). If no shares of Series I Preferred Stock have been issued prior to March 15, 2012, a Series I Dividend Payment Date shall be deemed to have occurred on the date of issuance, if such issuance date is a distribution payment date with respect to the Trust Securities or, if such issuance date is not a distribution payment date with respect to the Trust Securities, on the immediately preceding distribution payment date with respect to the Trust Securities for purposes of determining the dividend rate.

(c) Each period from and including a Series I Dividend Payment Date (or the date of issuance of the Series I Preferred Stock) to but excluding the following Series I Dividend Payment Date is referred to herein as a “Series I Dividend Period,” except that if the Series I Preferred Stock is outstanding on March 15, 2012, the Series I Dividend Period ending in March 2012 shall be to but not including March 15, 2012 (whether or not a Business Day) and the Series I Dividend Period ending in June 2012 shall commence on March 15, 2012 (whether or not a Business Day). Dividends payable on the Series I Preferred Stock will be computed on the basis of (x) for any Series I Dividend Periods ending prior to the Series I Dividend Payment Date in March 2012, twelve 30-day months, a 360-day year, and the actual number of days elapsed in the period, and (y) for any Series I Dividend Period thereafter, the actual number of days in the relevant period divided by 360. No interest will be paid on any dividend payment on the Series I Preferred Stock.

(d) The record date for the payment of dividends, if declared, will be the first day of the month in which the relevant Series I Dividend Payment Date occurs or, if any such day is not a Business Day, the first Business Day thereafter.

(e) Dividends on the Series I Preferred Stock are non-cumulative. If the Corporation’s Board of Directors does not declare a dividend on the Series I Preferred Stock or declares less than a full dividend in respect of any Series I Dividend Period, the holders of the Series I Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Series I Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Series I Dividend Period, whether or not the earnings of the Corporation were sufficient to pay such dividends in whole or in part and whether or not dividends are declared and paid for any future Series I Dividend Period with respect to the Series I Preferred Stock, the Corporation’s common stock or any other class or series of the Corporation’s preferred stock.

(f) If full dividends on the Series I Preferred Stock for the then current Series I Dividend Period shall not have been declared and paid when due, or declared and a sum sufficient for the payment thereof set apart for payment at the time due for payment, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment upon the Common Stock or any other Series I Junior Securities (other than distributions payable in Common Stock or Series I Junior Securities), nor shall any Common Stock, any other Series I Junior Securities or any Series I Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available to a sinking fund for such purpose) by the Corporation (except as a result of reclassification of Series I Junior Securities for or into other Series I Junior Securities, or by conversion into or exchange for other Series I Junior Securities).

(g) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series I Preferred Stock or any Series I Parity Securities, all dividends declared upon the Series I Preferred Stock and the Series I Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series I Preferred Stock and the Series I Parity Securities shall in all cases bear to each other the same ratio that full dividends per share on the Series I Preferred Stock for the then-current Series I Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series I Dividend Periods) and full dividends per share, including required or permitted accumulations, if any, on the Series I Parity Securities bear to each other.

(h) Holders of shares of the Series I Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of the Series I Preferred Stock which may be in arrears.

73. Liquidation.

(a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series I Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $100,000 per share, plus an amount equal to declared but unpaid dividends for the current Series I Dividend Period to the date of liquidation, out of the Corporation’s assets legally available for distribution to its shareholders, before any distribution of assets is made to holders of the Corporation’s common stock or any Series I Junior Securities and subject to the rights of the holders of any Series I Parity Securities and the rights of its depositors and creditors.

(b) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series I Preferred Stock will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidation distributions on all outstanding Series I Preferred Stock and the corresponding amounts payable on any Series I Parity Securities, then the holders of the Series I Preferred Stock and any Series I Parity Securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation with or into any one or more other persons, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up for the purposes of this Section 73(c), unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

74. Redemption.

(a) Shares of Series I Preferred Stock are not redeemable at the option of the holders thereof. Shares of Series I Preferred Stock are redeemable:

(i) in whole but not in part, on any Series I Dividend Payment Date prior to the Series I Dividend Payment Date in March 2012 upon the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of: (A) the greater of: (1) $100,000 per share of Series I Preferred Stock or (2) the sum of present values of $100,000 per share of Series I Preferred Stock and all undeclared dividends for the Series I Dividend Periods from the redemption date to and including the Series I Dividend Payment Date in March 2012, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 0.50%; plus (B) any declared and unpaid dividends to the redemption date;

(ii) in whole but not in part, on any Series I Dividend Payment Date prior to the Series I Dividend Payment Date in March 2012 for any reason other than a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of: (A) the greater of (1) $100,000 per share of Series I Preferred Stock or (2) the sum of present values of $100,000 per share of Series I Preferred Stock and all undeclared dividends for the Series I Dividend periods from the redemption date to and including the Series I Dividend Payment Date in March 2012, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 0.25%; plus (B) any declared and unpaid dividends to the redemption date;

(iii) in whole, but not in part, on any Series I Dividend Payment Date after the Series I Dividend Payment Date in March 2012 that is not a Five Year Date upon the occurrence of a Regulatory Capital Event, at a cash redemption price equal to $100,000 per share of Series I Preferred Stock, plus any declared and unpaid dividends to the redemption date;

(iv) in whole but not in part, on any Series I Dividend Payment Date after the Series I Dividend Payment Date in March 2012 that is not a Five Year Date for any reason other than a Regulatory Capital Event, at a cash redemption price equal to the sum of: (A) the greater of (1) $100,000 per share of Series I Preferred Stock or (2) the sum of present values of $100,000 per share of Series I Preferred Stock and all undeclared dividends for the Series I Dividend Periods from the redemption date to and including the next succeeding Five Year Date, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 3-Month USD LIBOR rate applicable to the Series I Dividend Period immediately preceding such redemption date, as calculated by an Independent Investment Banker; plus (B) any declared and unpaid dividends to the redemption date; or

(v) in whole or in part, on each Series I Dividend Payment Date that is a Five Year Date, at a cash redemption price of $100,000 per share of Series I Preferred Stock, plus any declared and unpaid dividends to the redemption date, in each case, without accumulation of any undeclared dividends on the Series I Preferred Stock with respect to Series I Dividend Payment Dates prior to the redemption date.

(b) Capitalized terms used but not otherwise defined herein shall have the following meanings with respect to shares of Series I Preferred Stock:

(i) “Business Day” means any day other than a Saturday, Sunday or any other day on which the banks in New York, New York or Pittsburgh, Pennsylvania are generally required or authorized by law to be closed.

(ii) “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the term remaining to the Series I Dividend Payment Date in March 2012 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of perpetual preferred securities having similar terms as the Series I Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the issuer of such preferred stock.

(iii) “Comparable Treasury Price” means with respect to any redemption date for the shares of Series I Preferred Stock, the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(iv) “Five Year Date” means the Series I Dividend Payment Date in March 2012 and the Series I Dividend Payment Date in March of each fifth succeeding year.

(v) “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Corporation.

(vi) “LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(vii) “LIBOR Determination Date” means, as to each Series I Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Series I Dividend Period.

(viii) “Rating Agency” means, at any time, Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., Moody’s Investor Services, Inc. and Fitch, Inc., but only in the case of each such agency if it is rating the relevant security, including the Series I Preferred Stock, at the time or, if none of them is providing a rating for the relevant security, including the Series I Preferred Stock, at such time, then any “nationally recognized statistical rating organization” as that phrase is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, which is rating such relevant security.

(ix) “Rating Agency Event” occurs when the Corporation reasonably determines that an amendment, clarification or change has occurred in the equity criteria for securities such as the Series I Preferred Stock of any Rating Agency that then publishes a rating for the Corporation which amendment, clarification or change results in a lower equity credit for the Corporation than the respective equity credit assigned by such Rating Agency to securities such as the Series I Preferred Stock on the date of issuance of the Trust Securities.

(x) “Reference Treasury Dealer” means each of three primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Corporation; provided that if any Primary Treasury Dealer as specified by the Corporation ceases to be a Primary Treasury Dealer, the Corporation will substitute for such Primary Treasury Dealer another Primary Treasury Dealer and if the Corporation fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Corporation.

(xi) “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

(xii) “Regulatory Capital Event” occurs when the Corporation determines, based upon receipt of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance reasonably satisfactory to the Corporation, which states that there is a significant risk that the Series I Preferred Stock will not be of a type that constitutes Tier 1 capital of the Corporation under the risk-based capital guidelines of the Federal Reserve Board applicable to bank holding companies (without giving effect to quantitative limits on the components of Tier 1 capital), as a result of (1) any amendment to, clarifications of, or change in applicable laws or related regulations, guidelines, policies or official interpretations thereof, or (2) any official administrative pronouncement or judicial decisions interpreting or applying such laws or related regulations, guidelines, policies or official interpretations thereof.

(xiii) “3-Month USD LIBOR” means, with respect to any Series I Dividend Period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the first day of such Series I Dividend Period, which appears on Reuters Screen Page LIBOR 01 as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Series I Dividend Period. If on any LIBOR Determination Date no rate appears on Reuters Screen Page LIBOR 01 as of approximately 11:00 a.m., London time, the Corporation will on such LIBOR Determination Date request four major reference banks in the London interbank market selected by the Corporation to provide the Corporation with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such Series I Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such Series I Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations as calculated by the Corporation. If fewer than two quotations are provided, 3-Month USD LIBOR for such Series I Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 a.m., New York time, on the first day of such Series I Dividend Period by three major banks in New York, New York selected by the Corporation for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Series I Dividend Period and in a principal amount of not less than $1,000,000.

(xiv) “Treasury Rate” means the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

(xv) “Reuters Screen Page LIBOR 01” means the display page of Reuters Screen designated as LIBOR 01 (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates comparable to 3-Month USD LIBOR).

(c) In the event the Corporation shall elect to redeem the shares of Series I Preferred Stock, the Corporation shall give notice to the holders of record not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock register of the Corporation, that the shares of Series I Preferred Stock are to be redeemed. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares of Series I Preferred Stock will not be declared after the redemption date.

(d) Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of Series I Preferred Stock called for redemption will not be declared and shall cease to accrue after the redemption date, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

(e) Any shares of Series I Preferred Stock which shall at any time have been redeemed shall, after such redemption, be cancelled and may not be reissued.

(f) In the event that fewer than all outstanding shares of Series I Preferred Stock are to be redeemed, such shares shall be redeemed on a pro rata basis, by lot or by any other equitable means determined by the Corporation.

(g) The Series I Preferred Stock is not subject to any sinking fund or other obligation for its repurchase or retirement.

(h) The Series I Preferred Stock shall be perpetual unless redeemed by the Corporation in accordance with this Section 74.

75. Voting rights. Except as expressly required by law or as expressly stated in Section 4 hereunder, the holders of shares of Series I Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

76. Conversion rights. The holders of shares of Series I Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

77. Legend. Shares of the Series I Preferred Stock will bear a legend substantially in the form of the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES J

78. Designation. A series of Preferred Stock designated “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J” (herein called “Series J Preferred Stock”) shall be established, consisting of 3,750 shares, $1.00 par value per share and having a liquidation preference of $100,000 per share.

79. Issuance upon Conditional Exchange.

(a) The shares of Series J Preferred Stock shall be issued only upon direction by the OCC to exchange the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security (the “Trust III Securities”), of PNC Preferred Funding Trust III, a Delaware statutory trust, on a security-for-security basis, for the Series J Preferred Stock (a “Series J Conditional Exchange”), in connection with the occurrence of one of the following: (i) PNC Bank becomes “undercapitalized” under the OCC’s “prompt corrective action” regulations, (ii) PNC Bank is placed into conservatorship or receivership or (iii) the OCC, in its sole discretion, anticipates PNC Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by PNC Bank (each of (i) through (iii), a “Series J Conditional Exchange Event”).

(b) The Series J Conditional Exchange will occur as of 8:00 A.M. New York time, on the date for such exchange set forth in the applicable OCC directive, or, if such date is not set forth in the directive, as of 8:00 A.M., New York time, on the earliest possible date such exchange could occur consistent with the directive, as determined by the Corporation and as evidenced by the issuance by the Corporation of a press release prior to such time.

(c) The Corporation will mail notice of the issuance of an OCC directive after the occurrence of a Series J Conditional Exchange Event to each holder of Trust III Securities within 30 days, and the Corporation will deliver (or cause to be delivered) to each such holder Series J Preferred Stock upon surrender of the Trust III Securities.

80. Ranking. The shares of Series J Preferred Stock shall rank:

(a) senior, as to dividends or upon liquidation, dissolution and winding up, to the Common Stock, and senior, as to dividends or upon liquidation, dissolution and winding up, to Series G and all other classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by their terms, do not expressly provide that they rank pari passu with the Series J Preferred Stock as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, “Series J Junior Securities”); and

(b) on a parity, as to dividends or upon liquidation, dissolution and winding up with the Series A, Series B, Series C, Series D, Series E, Series F, Series H and Series I, and with each class or series of preferred capital stock of the Corporation hereafter authorized, issued or outstanding which specify that they are pari passu with the Series J Preferred Stock (collectively, “Series J Parity Securities”).

The Corporation may authorize and issue additional shares of Series J Junior Securities and Series J Parity Securities without the consent of the holders of the Series J Preferred Stock. The holders of shares of Series J Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

81. Dividends.

(a) Dividends on the Series J Preferred Stock, if, when and as declared by the Corporation’s Board of Directors out of its legally available funds, will be payable on each Series J Dividend Payment Date on a non-cumulative basis at an annual rate of 8.700% to, but not including, March 15, 2013 (whether or not a Business Day) if issued before March 15, 2013 and 3-Month USD LIBOR plus 5.226% on March 15, 2013 and thereafter on the liquidation preference thereof, which is $100,000 per share, from and including the date of its issuance.

(b) Dividends on the Series J Preferred Stock, if, when and as declared by the Corporation’s Board of Directors, will be payable on March 15th, June 15th, September 15th and December 15th of each year, or if any such day is not a Business Day, the next Business Day (each, a “Series J Dividend Payment Date”). If no shares of Series J Preferred Stock have been issued prior to March 15, 2013, a Series J Dividend Payment Date shall be deemed to have occurred on the date of issuance, if such issuance date is a distribution payment date with respect to the Trust III Securities or, if such issuance date is not a distribution payment date with respect to the Trust III Securities, on the immediately preceding distribution payment date with respect to the Trust III Securities for purposes of determining the dividend rate.

(c) Each period from and including a Series J Dividend Payment Date (or the date of issuance of the Series J Preferred Stock) to but excluding the following Series J Dividend Payment Date is referred to herein as a “Series J Dividend Period,” except that if the Series J Preferred Stock is outstanding on March 15, 2013, the Series J Dividend Period ending in March 2013 shall be to but not including March 15, 2013 (whether or not a Business Day) and the Series J Dividend Period ending in June 2013 shall commence on March 15, 2013 (whether or not a Business Day). Dividends payable on the Series J Preferred Stock will be computed on the basis of (x) for any Series J Dividend Periods ending prior to the Series J Dividend Payment Date in

March 2013, twelve 30-day months, a 360-day year, and the actual number of days elapsed in the period, and (y) for any Series J Dividend Period thereafter, the actual number of days in the relevant period divided by 360. No interest will be paid on any dividend payment on the Series J Preferred Stock.

(d) The record date for the payment of dividends, if declared, will be the first day of the month in which the relevant Series J Dividend Payment Date occurs or, if any such day is not a Business Day, the first Business Day thereafter.

(e) Dividends on the Series J Preferred Stock are non-cumulative. If the Corporation’s Board of Directors does not declare a dividend on the Series J Preferred Stock or declares less than a full dividend in respect of any Series J Dividend Period, the holders of the Series J Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Series J Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Series J Dividend Period, whether or not the earnings of the Corporation were sufficient to pay such dividends in whole or in part and whether or not dividends are declared and paid for any future Series J Dividend Period with respect to the Series J Preferred Stock, the Corporation’s common stock or any other class or series of the Corporation’s preferred stock.

(f) If full dividends on the Series J Preferred Stock for the then current Series J Dividend Period shall not have been declared and paid when due, or declared and a sum sufficient for the payment thereof set apart for payment at the time due for payment, no dividends shall be declared or paid or set apart for payment, and no other distribution shall be declared or made or set apart for payment upon, the Common Stock or any other Series J Junior Securities (other than distributions payable in Common Stock or Series J Junior Securities), nor shall any Common Stock, any other Series J Junior Securities or any Series J Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available to a sinking fund for such purpose) by the Corporation (except as a result of reclassification of Series J Junior Securities for or into other Series J Junior Securities, or by conversion into or exchange for other Series J Junior Securities).

(g) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series J Preferred Stock or any Series J Parity Securities, all dividends declared upon the Series J Preferred Stock and the Series J Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series J Preferred Stock and the Series J Parity Securities shall in all cases bear to each other the same ratio that full dividends per share on the Series J Preferred Stock for the then-current Series J Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series J Dividend Periods) and full dividends per share, including required or permitted accumulations, if any, on the Series J Parity Securities bear to each other.

(h) Holders of shares of the Series J Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of the Series J Preferred Stock which may be in arrears.

82. Liquidation.

(a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series J Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $100,000 per share, plus an amount equal to declared but unpaid dividends for the current Series J Dividend Period to the date of liquidation, out of the Corporation’s assets legally available for distribution to its shareholders, before any distribution of assets is made to holders of the Corporation’s common stock or any Series J Junior Securities and subject to the rights of the holders of any Series J Parity Securities and the rights of its depositors and creditors.

(b) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series J Preferred Stock will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidation distributions on all outstanding Series J Preferred Stock and the corresponding amounts payable on any Series J Parity Securities, then the holders of the Series J Preferred Stock and any Series J Parity Securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation with or into any one or more other persons, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up for the purposes of this Section 82(c), unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

83. Redemption.

(a) Shares of Series J Preferred Stock are not redeemable at the option of the holders thereof. Shares of Series J Preferred Stock are redeemable:

(i) in whole but not in part, on any Series J Dividend Payment Date prior to the Series J Dividend Payment Date in March 2013 upon the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of: (A) the greater of: (1) $100,000 per share of Series J Preferred Stock or (2) the sum of present values of (x) $100,000 per share of Series J Preferred Stock and (y) all undeclared dividends for the Series J Dividend Periods from the redemption date to and including the Series J Dividend Payment Date in March 2013, in each case, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 1.25%; plus (B) any declared and unpaid dividends to the redemption date;

(ii) in whole but not in part, on any Series J Dividend Payment Date prior to the Series J Dividend Payment Date in March 2013 for any reason other than a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of: (A) the greater of (1) $100,000 per share of Series J Preferred Stock or (2) the sum of present values of (x) $100,000 per share of Series J Preferred Stock and (y) all undeclared dividends for the Series J Dividend periods from the redemption date to and including the Series J Dividend Payment Date in March 2013, in each case, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 0.90%; plus (B) any declared and unpaid dividends to the redemption date;

(iii) in whole, but not in part, on any Series J Dividend Payment Date after the Series J Dividend Payment Date in March 2013 that is not a Five Year Date upon the occurrence of a Regulatory Capital Event, at a cash redemption price equal to $100,000 per share of Series J Preferred Stock, plus any declared and unpaid dividends to the redemption date;

(iv) in whole but not in part, on any Series J Dividend Payment Date after the Series J Dividend Payment Date in March 2013 that is not a Five Year Date for any reason other than a Regulatory Capital Event, at a cash redemption price equal to the sum of: (A) the greater of (1) $100,000 per share of Series J Preferred Stock or (2) the sum of present values of (x) $100,000 per share of Series J Preferred Stock and (y) all undeclared dividends for the Series J Dividend Periods from the redemption date to and including the next succeeding Five Year Date, in each case, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 3-Month USD LIBOR rate applicable to the Series J Dividend Period immediately preceding such redemption date, as calculated by an Independent Investment Banker; plus (B) any declared and unpaid dividends to the redemption date; or

(v) in whole or in part, on each Series J Dividend Payment Date that is a Five Year Date, at a cash redemption price of $100,000 per share of Series J Preferred Stock, plus any declared and unpaid dividends to the redemption date, in the case of each of clauses (i) through (v), without accumulation of any undeclared dividends on the Series J Preferred Stock with respect to Series J Dividend Payment Dates prior to the redemption date.

(b) Capitalized terms used but not otherwise defined herein shall have the following meanings with respect to shares of Series J Preferred Stock:

(i) “Business Day” means any day other than a Saturday, Sunday or any other day on which the banks in New York, New York or Pittsburgh, Pennsylvania are generally required or authorized by law to be closed.

(ii) “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the term remaining to the Series J Dividend Payment Date in March 2013 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of perpetual preferred securities having similar terms as the Series J Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the issuer of such preferred stock.

(iii) “Comparable Treasury Price” means with respect to any redemption date for the shares of Series J Preferred Stock, the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(iv) “Five Year Date” means the Series J Dividend Payment Date in March 2013 and the Series J Dividend Payment Date in March of each fifth succeeding year.

(v) “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Corporation.

(vi) “LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(vii) “LIBOR Determination Date” means, as to each Series J Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Series J Dividend Period.

(viii) “Rating Agency” means, at any time, Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., Moody’s Investor Services, Inc. and Fitch, Inc., but only in the case of each such agency if it is rating the relevant security, including the Series J Preferred Stock, at the time or, if none of them is providing a rating for the relevant security, including the Series J Preferred Stock, at such time, then any “nationally recognized statistical rating organization” as that phrase is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, which is rating such relevant security.

(ix) “Rating Agency Event” occurs when the Corporation reasonably determines that an amendment, clarification or change has occurred in the equity criteria for securities such as the Series J Preferred Stock of any Rating Agency that then publishes a rating for the Corporation which amendment, clarification or change results in a lower equity credit for the Corporation than the respective equity credit assigned by such Rating Agency to securities such as the Series J Preferred Stock on the date of issuance of the Trust III Securities.

(x) “Reference Treasury Dealer” means each of three primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by the Corporation; provided that if any Primary Treasury Dealer as specified by the Corporation ceases to be a Primary Treasury Dealer, the Corporation will substitute for such Primary Treasury Dealer another Primary Treasury Dealer and if the Corporation fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Corporation.

(xi) “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

(xii) “Regulatory Capital Event” occurs when the Corporation determines, based upon receipt of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance reasonably satisfactory to the Corporation, which states that there is a significant risk that the Series J Preferred Stock will not be of a type that constitutes Tier 1 capital of the Corporation under the risk-based capital guidelines of the Federal Reserve Board applicable to bank holding companies (without giving effect to quantitative limits on the components of Tier 1 capital), as a result of (1) any amendment to, clarifications of, or change in applicable laws or related regulations, guidelines, policies or official interpretations thereof, or (2) any official administrative pronouncement or judicial decisions interpreting or applying such laws or related regulations, guidelines, policies or official interpretations thereof.

(xiii) “3-Month USD LIBOR” means, with respect to any Series J Dividend Period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the first day of such Series J Dividend Period, which appears on Reuters Screen Page LIBOR 01 as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Series J Dividend Period. If on any LIBOR Determination Date no rate appears on Reuters Screen Page LIBOR 01 as of approximately 11:00 a.m., London time, the Corporation will on such LIBOR Determination Date request four major reference banks in the London interbank market selected by the Corporation to provide the Corporation with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such Series J Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such Series J Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations as calculated by the Corporation. If fewer than two quotations are provided, 3-Month USD LIBOR for such Series J Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 a.m., New York time, on the first day of such Series J Dividend Period by three major banks in New York, New York selected by the Corporation for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Series J Dividend Period and in a principal amount of not less than $1,000,000.

(xiv) “Treasury Rate” means the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

(xv) “Reuters Screen Page LIBOR 01” means the display page of Reuters Screen designated as LIBOR 01 (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates comparable to 3-Month USD LIBOR).

(c) In the event the Corporation shall elect to redeem the shares of Series J Preferred Stock, the Corporation shall give notice to the holders of record not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock register of the Corporation, that the shares of Series J Preferred Stock are to be redeemed. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares of Series J Preferred Stock will not be declared after the redemption date.

(d) Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of Series J Preferred Stock called for redemption will not be declared and shall cease to accrue after the redemption date, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

(e) Any shares of Series J Preferred Stock which shall at any time have been redeemed shall, after such redemption, be cancelled and may not be reissued.

(f) In the event that fewer than all outstanding shares of Series J Preferred Stock are to be redeemed, such shares shall be redeemed on a pro rata basis, by lot or by any other equitable means determined by the Corporation.

(g) The Series J Preferred Stock is not subject to any sinking fund or other obligation for its repurchase or retirement.

(h) The Series J Preferred Stock shall be perpetual unless redeemed by the Corporation in accordance with this Section 83.

84. Voting rights. Except as expressly required by law or as expressly stated in Section 4 hereunder, the holders of shares of Series J Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

85. Conversion rights. The holders of shares of Series J Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

86. Legend. Shares of the Series J Preferred Stock will bear a legend substantially in the form of the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

COMMON STOCK

87. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation.

PROVISIONS APPLICABLE TO ALL CLASSES OF CAPITAL STOCK

88. No holder of any class of capital stock of the Corporation shall be entitled to cumulate his votes for the election of directors.

89. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights or securities to any holders of any class of capital stock of the Corporation.

AMENDMENT NO. 1

TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

THE PNC FINANCIAL SERVICES GROUP, INC.

RESOLVED, that the Executive Committee of the Board of Directors of The PNC Financial Services Group, Inc. (the “Corporation”), pursuant to the authority granted to it under resolutions adopted by the Board of Directors of the Corporation on November 16, 2006, hereby establishes the Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series K, par value $1.00 per share, of the Corporation and fixes and determines the designations, voting rights, preferences, redemption rights, qualifications, privileges, limitations, restrictions and special or relative rights thereof as follows:

This Amendment No. 1 to the Amended and Restated Articles of Incorporation of The PNC Financial Services Group, Inc. (the “Articles”) amends and replaces sections 87 through 89 of the Articles with the following:

FIXED-TO-FLOATING NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES K

87. Designation. A series of Preferred Stock designated the “Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series K” (hereinafter called “Series K Preferred Stock”) shall be established consisting of 50,000 shares, $1.00 par value per share and having a liquidation preference of $10,000 per share. The number of shares constituting Series K Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Amended and Restated Articles of Incorporation of the Corporation, as amended, less all shares at the time authorized of any other series of Preferred Stock. Shares of Series K Preferred Stock will be dated the date of issue.

88. Ranking. The shares of Series K Preferred Stock shall rank:

(a) senior, as to dividends or upon liquidation, dissolution and winding up, to the common stock, and senior, as to dividends or upon liquidation, dissolution and winding up, to Series G and all other classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by their terms, do not expressly provide that they rank pari passu with the Series K Preferred Stock as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, “Series K Junior Securities”); and

(b) on a parity, as to dividends or upon liquidation, dissolution and winding up with the Series A, Series B, Series C, Series D, Series E, Series F, Series H, Series I and Series J and with each class or series of preferred capital stock of the Corporation hereafter authorized, issued or outstanding which specify that they are pari passu with the Series K Preferred Stock (collectively, “Series K Parity Securities”).

The Corporation may authorize and issue additional shares of Series K Junior Securities and Series K Parity Securities without the consent of the holders of the Series K Preferred Stock. The holders of shares of Series K Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

89. Dividends. (a) Dividends on shares of Series K Preferred Stock are not mandatory. Holders of Series K Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference at a rate equal to (1) 8.25% for each Series K Dividend Period from the original issue date of the Series K Preferred Stock, but excluding, May 21, 2013 (the “Fixed Rate Period”), and (2) a per annum rate equal to three-month LIBOR plus 4.22%, for each Series K Dividend Period from May 21, 2013 through the redemption date of the Series K Preferred Stock, if any (the “Floating Rate Period”). In the event that the Corporation issues additional shares of the Series K Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

(b) If declared by the Board of Directors or a duly authorized committee of the Board, during the Fixed Rate Period, dividends will be payable on the Series K Preferred Stock semi-annually, in arrears, on May 21 and November 21 of each year, beginning on November 21, 2008. If declared by the Board or a duly authorized committee of the Board, during the Floating Rate Period, dividends will be payable on the Series K Preferred Stock quarterly, in arrears, on August 21, November 21, February 21 and May 21 of each year, beginning on May 21, 2013.

(c) Dividends will be payable to holders of record of Series K Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the last Business Day of the calendar month immediately preceding the month during which the Series K Dividend Payment Date falls.

(d) A “Series K Dividend Period” is the period from and including a Series K Dividend Payment Date to but excluding the next Series K Dividend Payment Date, except that the initial Series K Dividend Period will commence on and include the original issue date of Series K Preferred Stock. Dividends payable on Series K Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series K Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series K Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series K Preferred Stock called for redemption. If any date on which dividends would otherwise be payable is not a Business Day, then the Series K Dividend Payment Date will be the next succeeding Business Day.

(e) The dividend rate for each dividend period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the Series K Dividend Period, which date is the “dividend determination date” for the Series K Dividend Period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for the Series K Preferred Stock will be binding and conclusive on you, the transfer agent, and us. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant dividend determination date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with the Corporation, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Series K Dividend Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period.

(f) Dividends on the Series K Preferred Stock are non-cumulative. If the Corporation’s Board of Directors does not declare a dividend on the Series K Preferred Stock or declares less than a full dividend in respect of any Series K Dividend Period, the holders of the Series K Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the corresponding Series K Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Series K Dividend Period, whether or not the earnings of the Corporation were sufficient to pay such dividends in whole or in part and whether or not dividends are declared and paid for any future Series K Dividend Period with respect to the Series K Preferred Stock, the Corporation’s common stock or any other class or series of the Corporation’s preferred stock.

(g) So long as any share of Series K Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Series K Junior Securities (other than (i) a dividend payable solely in Series K Junior Securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan), (2) no shares of Series K Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of Series K Junior Securities for or into other Series K Junior Securities, (ii) the exchange or conversion of one share of Series K Junior Securities for or into another share of Series K Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series K Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series K Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series K Junior Securities pursuant to a contractually binding requirement to buy Series K Junior Securities existing prior to the preceding Series K Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Series K Junior Securities pursuant to the conversion or exchange of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation and (3) no shares of Series K Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series K Preferred Stock and such Series K Parity Securities except by conversion into or exchange for Series K Junior Securities, during a Series K Dividend Period, unless, in each case, the full dividends for the preceding Series K Dividend Period on all outstanding shares of Series K Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(h) When dividends are not paid in full upon the shares of Series K Preferred Stock and any Series K Parity Securities, all dividends declared upon shares of Series K Preferred Stock and any Series K Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Series K Dividend Period per share on Series K Preferred Stock, and accrued dividends, including any accumulations, on any Series K Parity Securities, bear to each other.

(i) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Corporation’s Board of Directors or a duly authorized committee of the Board, may be declared and paid on the common stock and any other stock ranking equally with or junior to Series K Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series K Preferred Stock shall not be entitled to participate in any such dividend.

90. Liquidation. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series K Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series K Preferred Stock, before any distribution of assets is made to holders of Common Stock or any Series K Junior Securities, a liquidating distribution in the amount of the liquidation preference of $10,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.

(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series K Preferred Stock and all holders of any Series K Parity Securities, the amounts paid to the holders of Series K Preferred Stock and to the holders of all Series K Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series K Preferred Stock and any Series K Parity Securities, the holders of the Corporation’s Series K Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series K Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.

91. Redemption. (a) Series K Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series K Preferred Stock is not redeemable prior to May 21, 2013. On and after that date, Series K Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred Stock will have no right to require the redemption or repurchase of Series K Preferred Stock.

(b) If shares of Series K Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series K Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing Series K Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series K Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series K Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series K Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series K Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series K Preferred Stock, such shares of Series K Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, plus any declared and unpaid dividends.

(c) In case of any redemption of only part of the shares of Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable.

92. Voting Rights. (a) Except as provided below, as expressly required by law or as expressly stated in Section 4 hereunder, the holders of shares of Series K Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.

(b) So long as any shares of Series K Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series K Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Corporation’s Amended and Restated Articles of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of Series K Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued shares of Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series K Preferred Stock; and (3) consolidate with or merge into any other corporation unless the shares of Series K Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of Series K Preferred Stock, taken as a whole. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of the holders of Series K Preferred Stock to effect such redemption.

93. Conversion rights. The holders of shares of Series K Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

94. Certificates. The Corporation may at its option issue shares of Series K Preferred Stock without certificates.

COMMON STOCK

95. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation.

PROVISIONS APPLICABLE TO ALL CLASSES OF CAPITAL STOCK

96. No holder of any class of capital stock of the Corporation shall be entitled to cumulate his votes for the election of directors.

97. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights, without first offering such shares, rights or securities to any holders of any class of capital stock of the Corporation.

STATEMENT WITH RESPECT TO SHARES

OF

9.875% FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES L,

OF

THE PNC FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 1522(c)

of the

Pennsylvania Business

Corporation Law of 1988

In compliance with the requirements of Section 1522(c) of Pennsylvania Business Corporation Law of 1988 (the “PBCL”), The PNC Financial Services Group, Inc., a corporation organized and existing under the PBCL (the “Corporation”), hereby certifies that:

1. The name of the Corporation is The PNC Financial Services Group, Inc.

2. The resolution (“Resolution”) duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) establishing and designating a series of the Corporation’s Preferred Stock, par value $1.00 per share, and fixing and determining the relative rights and preferences thereof is as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation of Series and Number of Shares. A series of Preferred Stock designated “9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L” (herein called “Series L Preferred Stock”) shall be established, and the authorized number of shares that shall constitute such series shall be 1,725 shares, $1.00 par value per share, which may be decreased (but not below the number of shares of Series L Preferred Stock then outstanding) from time to time by resolution of the Board of Directors by a certificate executed and acknowledged by the Corporation and filed with the Secretary of Commonwealth of the Commonwealth of Pennsylvania. Shares of outstanding Series L Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 2. Definitions. As used herein with respect to the Series L Preferred Stock:

(a) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as may be amended from time to time, and shall include this Statement with Respect to Shares.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “By-laws” means the Amended and Restated By-laws of the Corporation, as may be amended from time to time.

(d) “Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York, Pittsburgh, Pennsylvania or Wilmington, Delaware are permitted or required by any applicable law to close.

(e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time; provided that the Corporation shall use its best efforts to ensure that there is at all relevant times when the Series L Preferred Stock is outstanding a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(f) “Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

(g) “Dividend Payment Date” has the meaning specified in Section 3(a).

(h) “Dividend Parity Stock” has the meaning specified in Section 3(b).

(i) “Dividend Period” has the meaning specified in Section 3(a).

(j) “Dividend Record Date” has the meaning specified in Section 3(a).

(k) “Excluded Class” means any class or series of Preferred Stock with a liquidation preference that is less than $100,000 per share, unless the Articles of Incorporation requires such class or series of Preferred Stock to vote in proportion to their respective liquidation preferences when voting together with the Series L Preferred Stock as a single class.

(l) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than the Series L Preferred Stock) that ranks junior to the Series L Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(m) “Liquidation Parity Stock” means any class or series of stock of the Corporation (other than the Series L Preferred Stock) that ranks equally with the Series L Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(n) “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

(o) “Preferred Stock Directors” has the meaning specified in Section 6(b).

(p) “Reuters Screen LIBOR01” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

(q) “Series L Preferred Stock Liquidation Amount” has the meaning specified in Section 4(a).

(r) “Statement with Respect to Shares” means this Statement with Respect to Shares relating to the Series L Preferred Stock, as it may be amended from time to time.

(s) “Three-Month LIBOR”, with respect to any Dividend Period beginning on or after February 1, 2013, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen LIBOR01 as of 11:00 A.M. (London time) on the Dividend Determination Date for that Dividend Period. If that rate does not appear on Reuters Screen LIBOR01, Three-Month LIBOR shall be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent at approximately 11:00 A.M. (London time) on the Dividend Determination Date for that Dividend Period. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to such Dividend Period shall be the arithmetic mean (rounded upward if necessary to the nearest 0.00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period shall be the arithmetic mean (rounded upward if necessary to the nearest 0.00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period, and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described in the immediately preceding sentence, Three-Month LIBOR for that Dividend Period shall be the same as Three-Month LIBOR as determined for the previous Dividend Period.

(t) “Total Liquidation Amount” has the meaning specified in Section 4(a).

(u) “Voting Parity Stock” means any and all classes or series of the Corporation’s stock (other than the Series L Preferred Stock), whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series L Preferred Stock as to the payment of dividends, and having voting rights equivalent to those described in Section 6(b).

Section 3. Dividends.

(a) Rate. Dividends on shares of Series L Preferred Stock will not be mandatory. Holders of the Series L Preferred Stock, in preference to the holders of Common Stock and of any other shares of stock ranking junior to the Series L Preferred Stock as to payment of dividends, shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors out of funds legally available therefor, cash dividends at the rate determined as set forth below in this Section 3 applied to the Series L Preferred Stock Liquidation Amount. These dividends shall be payable in arrears (as provided below in this Section 3(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on February 1, May 1, August 1 and November 1 of each year (commencing on February 1, 2009) (each a “Dividend Payment Date”); provided that if any such Dividend Payment Date on or after February 1, 2013 would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on the Series L Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. If a Dividend Payment Date before February 1, 2013 is not a Business Day, the applicable dividend shall be paid on the first Business Day following that day without adjustment. Dividends on the Series L Preferred Stock shall not be cumulative; holders of Series L Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee of the Board of Directors and no interest, or sum of money or other property in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on the Series L Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series L Preferred Stock as they appear on the stock register maintained by the transfer agent and registrar for the Series L Preferred Stock on the applicable record date, which shall be such date fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day; provided that the holders of record of the Series L Preferred Stock shall be the holders of record at the close of the immediately preceding Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall be deemed to have commenced on and include November 1, 2008) and shall end on and include the calendar day immediately preceding the next Dividend Payment Date. Dividends payable on each share of the Series L Preferred Stock in respect of a Dividend Period shall be computed by the Calculation Agent (i) on the basis of a 360-day year consisting of twelve-30 day months until the Dividend Payment Date in February 2013 and (ii) thereafter, for each Dividend Period, by multiplying the per annum dividend rate in effect for that Dividend Period by a fraction, the numerator of which will be the actual number of days in that Dividend Period and the denominator of which will be 360. Dividends payable in respect of a Dividend Period shall be payable in arrears – i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series L Preferred Stock, for each Dividend Period, shall be (a) a rate per annum equal to 9.875% until the Dividend Payment Date in February 2013, and (b) thereafter, a rate per annum that will be reset quarterly and shall be equal to Three-Month LIBOR for such Dividend Period plus 6.330%.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any shareholder upon request and will be final and binding in the absence of manifest error.

Holders of the Series L Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series L Preferred Stock as specified in this Section 3.

(b) Priority of Dividends. During any Dividend Period, so long as any shares of Series L Preferred Stock remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Preferred Stock have been paid, or declared and funds set aside therefor, and (b) the Corporation is not in default on its obligation to redeem any shares of Series L Preferred Stock that have been called for redemption, no dividend whatsoever shall be declared on the Common Stock or other Junior Stock, other than a dividend payable solely in shares of Junior Stock. Neither the Corporation nor any of its subsidiaries may purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), and the Corporation will not pay to or make available any monies for a sinking fund for the redemption of, any Common Stock or any other Junior Stock unless the full dividends for the most-recently completed Dividend Period on all outstanding shares of Series L Preferred Stock shall have been paid. However, the foregoing provisions shall not restrict the ability of any affiliate of the Corporation to engage in any market-making transactions in Junior Stock in the ordinary course of business.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and other classes or series of capital stock designated as ranking on a parity with the Series L Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series L Preferred Stock and the Dividend Parity Stock shall be shared:

•

first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of the shares of Series L Preferred Stock and the Dividend Parity Stock on a pro rata basis.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock and any other stock that is Dividend Parity Stock or that ranks junior to the Series L Preferred Stock, from time to time out of any funds legally available for such payment, and the Series L Preferred Stock shall not be entitled to participate in any such dividends.

Any class or series of preferred stock hereafter authorized and issued at any time by the Corporation that is entitled to receive dividends when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors shall not have, for any period when any shares of Series L Preferred Stock are outstanding, any dividend payment date that is not also a Dividend Payment Date of the Series L Preferred Stock.

The Series L Preferred Stock shall rank on a parity with the Series A, Series B, Series C, Series D, Series E, Series F, Series H, Series I, Series J and Series K Preferred Stock with respect to the payment of dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series L Preferred Stock shall be entitled to receive an amount per share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $100,000 per share (the “Series L Preferred Stock Liquidation Amount”), plus any declared but unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends.

Holders of the Series L Preferred Stock will be entitled to receive the Total Liquidation Amount out of the assets of the Corporation that are available for distribution to shareholders of capital stock ranking on a parity on liquidation to the Series L Preferred Stock, after payment or provision for payment of the Corporation’s debts and other liabilities but before any distribution of assets is made to holders of Common Stock or any other shares ranking, as to such distribution, junior to the Series L Preferred Stock.

The Series L Preferred Stock ranks on a parity with the Series A, Series B, Series C, Series D, Series E, Series F, Series H, Series I, Series J and Series K Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of the Corporation.

(b) Partial Payment. If the Corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series L Preferred Stock and to pay the aggregate liquidation amount to all holders of any shares of the Corporation’s Liquidation Parity Stock, the amounts paid to the holders of Series L Preferred Stock and to the such other shares of Liquidation Parity Stock shall be paid pro rata in accordance with the respective aggregate Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of Liquidation Parity Stock. If the Total Liquidation Amount per share of Series L Preferred Stock has been paid in full to all holders of Series L Preferred Stock and the liquidation amount of all other shares of Liquidation Parity Stock has been paid in full, the holders of Common Stock or any other shares ranking, as to such distribution, junior to the Series L Preferred Stock will be entitled to receive remaining assets of the Corporation according to their respective rights and preferences.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, neither the sale, conveyance, exchange or transfer of all or substantially all of the Corporation’s property and assets, nor the consolidation or merger by the Corporation with or into any other corporation or by another corporation with or into the Corporation, shall constitute a liquidation, dissolution or winding up of the Corporation’s affairs.

Section 5. Redemption.

(a) Optional Redemption. The Series L Preferred Stock may not be redeemed by the Corporation prior to February 1, 2013. On that date or on any date after that date, the Series L Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends. The redemption price for any shares of Series L Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund or Redemption by Holders. The Series L Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series L Preferred Stock have no right to require the redemption or repurchase of the Series L Preferred Stock.

(c) Notice of Redemption. Notice of every redemption by the Corporation of Series L Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the Series L Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation not less than 30 days and not more than 60 days before the date of redemption (provided that if the Series L Preferred Stock, or any depositary shares representing interests in the Series L Preferred Stock, are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series L Preferred Stock at such time and in any manner permitted by such facility). Any notice mailed or otherwise given as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing or provision thereof, to any holder of Series L Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series L Preferred Stock.

Each such notice given to a holder shall state:

•	the redemption date;

•	the number of shares of Series L Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	the place or places where the shares are to be redeemed.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series L Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of shares of Series L Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as the Board of Directors (or a duly authorized committee of the Board of Directors) may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series L Preferred Stock may be redeemed at the Corporation’s option, from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption of any shares of Series L Preferred Stock has been given and if funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series L Preferred Stock so called for redemption, then, from and after the date of the redemption notice and the deposit of such funds, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except for the right to receive the redemption price. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Voting Rights.

(a) General. The holders of Series L Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and when the dividends on the Series L Preferred Stock or on any other class or series of Voting Parity Stock have not been declared and paid (i) in the case of the Series L Preferred Stock and any other class or series of Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalents (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors shall automatically be increased by two. Holders of Series L Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series L Preferred Stock and any Voting Parity Stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange, Inc. (or any other exchange on which securities of the Corporation may then be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

At any time after the holders of Series L Preferred Stock have the vested power to vote for Preferred Stock Directors, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series L Preferred Stock and Voting Parity Stock (addressed to the Secretary of the Corporation) must, call a special meeting of the holders of Series L Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the By-laws for a special meeting of the shareholders, which the Corporation will provide upon request, or as required by law. If the Secretary of the Corporation is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series L Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to the Corporation’s stock books.

The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the voting power of the outstanding shares of Series L Preferred Stock and all Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series L Preferred Stock and any non-cumulative Voting Parity Stock for at least one year and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series L Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Unless the Articles of Incorporation is amended to require different classes and series of Preferred Stock to vote in proportion to their respective liquidation preferences when voting together with the Series L Preferred Stock as a single class, so long as any shares of Series L Preferred Stock have been issued and are outstanding, any class or series of Voting Parity Stock hereafter authorized and issued at any time by the Corporation shall have a liquidation preference that is not less than $100,000 per share.

(c) Other Voting Rights. So long as any shares of Series L Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation:

(i) Creation of Senior Stock. The vote or consent of the holders of at least two-thirds of the shares of Series L Preferred Stock at the time outstanding and any other class or series of preferred stock ranking on a parity with or junior to the Series L Preferred Stock with respect to payment of dividends and distribution of assets on our liquidation at the time outstanding (other than any Excluded Class), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment of the Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series L Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; in addition, if any series of outstanding Preferred Stock is more adversely affected by such amendment than the other series, the amendment must also be approved by a two-thirds vote of such series;

(ii) Amendment of Articles of Incorporation. The vote or consent of the holders of at least a majority of the shares of Series L Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any amendment of the Articles of Incorporation or By-laws that would alter or change the voting powers, preferences or special rights of the Series L Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock, any shares of any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock or other capital stock of the Corporation ranking on a parity with the Series L Preferred Stock in the distribution of assets on liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series L Preferred Stock; and

(iii) Certain Mergers and Consolidations. The vote or consent of the holders of at least a majority of the shares of Series L Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or authorizing any merger or consolidation of the Corporation with or into any entity other than a corporation, or any merger or consolidation of the Corporation with or into any other corporation if the Corporation is not the surviving corporation in such merger or consolidation and if the Series L Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of the Articles of Incorporation, would not require a vote of the holders of the Series L Preferred Stock under either of the preceding paragraphs.

Each holder of Series L Preferred Stock will have one vote per share on any matter on which holders of Series L Preferred Stock are entitled to vote, including any action by written consent.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series L Preferred Stock shall be required pursuant to Section 6(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series L Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 5 above.

Section 7. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series L Preferred Stock may deem and treat the record holder of any share of Series L Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 8. Notices. All notices or communications in respect of the Series L Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Statement with Respect to Shares, in the Articles of Incorporation or By-laws or by applicable law.

Section 9. No Preemptive Rights. No share of Series L Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. Other Rights. The shares of Series L Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

3. The aggregate number of shares of the Series L Preferred Stock established and designated by (a) the Resolution, (b) all prior statements, if any, filed under Section 1522 of the PBCL or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Amended and Restated Articles of Incorporation, is 1,725 shares.

4. The Resolution was duly adopted at a meeting of the Board of Directors duly called and held on December 23, 2008.

IN WITNESS WHEREOF, this Statement with Respect to Shares is executed on behalf of the Corporation by its duly authorized officer this 26th day of December, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ George P. Long, III
Name: George P. Long, III
Title: Senior Counsel and Corporate Secretary

STATEMENT WITH RESPECT TO SHARES

OF

NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES M,

OF

THE PNC FINANCIAL SERVICES GROUP, INC.

Pursuant to Section 1522(c)

of the

Pennsylvania Business

Corporation Law of 1988

In compliance with the requirements of Section 1522(c) of Pennsylvania Business Corporation Law of 1988 (the “PBCL”), The PNC Financial Services Group, Inc., a corporation organized and existing under the PBCL (the “Corporation”), hereby certifies that:

1. The name of the Corporation is The PNC Financial Services Group, Inc.

2. The resolution (“Resolution”) duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) establishing and designating a series of the Corporation’s Preferred Stock, par value $1.00 per share, and fixing and determining the relative rights and preferences thereof is as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation of Series and Number of Shares. A series of Preferred Stock designated “Non-Cumulative Perpetual Preferred Stock, Series M” (herein called “Series M Preferred Stock”) shall be established, and the authorized number of shares that shall constitute such series shall be 5,751 shares, $1.00 par value per share, which may be decreased (but not below the number of shares of Series M Preferred Stock then outstanding) from time to time by resolution of the Board of Directors by a certificate executed and acknowledged by the corporation and filed with the Secretary of Commonwealth of the Commonwealth of Pennsylvania. Shares of outstanding Series M Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 2. Definitions. As used herein with respect to the Series M Preferred Stock:

(a) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as may be amended from time to time, and shall include this Statement with Respect to Shares.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “By-laws” means the Amended and Restated By-laws of the Corporation, as may be amended from time to time.

(d) “Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York, Pittsburgh, Pennsylvania or Wilmington, Delaware are permitted or required by any applicable law to close.

(e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time; provided that the Corporation shall use its best efforts to ensure that there is at all relevant times when the Series M Preferred Stock is outstanding a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(f) “Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

(g) “Dividend Payment Date” has the meaning specified in Section 3(a).

(h) “Dividend Parity Stock” has the meaning specified in Section 3(b).

(i) “Dividend Period” has the meaning specified in Section 3(a).

(j) “Dividend Record Date” has the meaning specified in Section 3(a).

(k) “Excluded Class” means any class or series of Preferred Stock with a liquidation preference that is less than $100,000 per share, unless the Articles of Incorporation requires such class or series of Preferred Stock to vote in proportion to their respective liquidation preferences when voting together with the Series M Preferred Stock as a single class.

(l) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than the Series M Preferred Stock) that ranks junior to the Series M Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(m) “Liquidation Parity Stock” means any class or series of stock of the Corporation (other than the Series M Preferred Stock) that ranks equally with the Series M Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(n) “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

(o) “Normal APEX” means the 12.000% Fixed-to-Floating Rate Normal APEX (liquidation amount $1,000 per security) issued by the Trust and fully and unconditionally guaranteed by the Corporation.

(p) “Preferred Stock Directors” has the meaning specified in Section 6(b).

(q) “Reuters Screen LIBOR01” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

(r) “Statement with Respect to Shares” means this Statement with Respect to Shares relating to the Series M Preferred Stock, as it may be amended from time to time.

(s) “Series M Preferred Stock Liquidation Amount” has the meaning specified in Section 4(a).

(t) “Stock Purchase Contract Agreement” means the Stock Purchase Contract Agreement, dated as of January 30, 2008, between the Corporation and The Bank of New York Trust Company, N.A. as Property Trustee (acting on behalf of the Trust)

(u) “Stock Purchase Contracts” means the Stock Purchase Contracts issued pursuant to the Stock Purchase Contract Agreement.

(v) “Three-Month LIBOR”, with respect to any Dividend Period beginning on or after the later of December 10, 2012 and the Stock Purchase Date (as defined in the Stock Purchase Contract Agreement), the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen LIBOR01 as of 11:00 A.M. (London time) on the Dividend Determination Date for that Dividend Period. If that rate does not appear on Reuters Screen LIBOR01, Three-Month LIBOR shall be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent at approximately 11:00 A.M. (London time) on the Dividend Determination Date for that Dividend Period. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to such Dividend Period shall be the arithmetic mean (rounded upward if necessary to the nearest 0.00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period shall be the arithmetic mean (rounded upward if necessary to the nearest 0.00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period, and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described in the immediately preceding sentence, Three-Month LIBOR for that Dividend Period shall be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent Three-Month LIBOR that could have been determined in accordance with the first sentence of this definition had the Preferred Stock been outstanding.

(w) “Total Liquidation Amount” has the meaning specified in Section 4(a).

(x) “Trust” means National City Preferred Capital Trust I.

(y) “Voting Parity Stock” means any and all classes or series of the Corporation’s stock (other than the Series M Preferred Stock), whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series M Preferred Stock as to the payment of dividends, and having voting rights equivalent to those described in Section 6(b).

Section 3. Dividends.

(a) Rate. Dividends on shares of Series M Preferred Stock will not be mandatory. Holders of the Series M Preferred Stock, in preference to the holders of Common Stock and of any other shares of stock ranking junior to the Series M Preferred Stock as to payment of dividends, shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors out of funds legally available therefor, cash dividends at the rate determined as set forth below in this Section 3 applied to the Series M Preferred Stock Liquidation Amount. These dividends shall be payable in arrears (as provided below in this Section 3(a)), but only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, (a) if the Series M Preferred Stock is issued prior to December 10, 2012, on June 10 and December 10 of each year (commencing on the first such date to occur after the initial issuance of the Series M Preferred Stock) until December 10, 2012, and (b) thereafter, on March 10, June 10, September 10 and December 10 of each year (each a “Dividend Payment Date”); provided that if any such Dividend Payment Date on or after December 10, 2012 would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on the Series M Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. If a Dividend Payment Date before December 10, 2012 is not a Business Day, the applicable dividend shall be paid on the first Business Day following that day without adjustment. Dividends on the Series M Preferred Stock shall not be cumulative; holders of Series M Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee of the Board of Directors and no interest, or sum of money or other property in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on the Series M Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series M Preferred Stock as they appear on the stock register maintained by the transfer agent and registrar for the Series M Preferred Stock on the applicable record date, which shall be such date fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) in advance of such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day; provided that the holders of record of the Series M Preferred Stock shall be the holders of record at the close of the immediately preceding Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series M Preferred Stock) and shall end on and include the calendar day immediately preceding the next Dividend Payment Date. Dividends payable on each share of the Series M Preferred Stock in respect of a Dividend Period shall be computed by the Calculation Agent (i) if shares of Series M Preferred Stock are issued prior to December 10, 2012, on the basis of a 360-day year consisting of twelve-30 day months until the Dividend Payment Date in December 2012 and (ii) thereafter, for each Dividend Period, by multiplying the per annum dividend rate in effect for that Dividend Period by a fraction, the numerator of which will be the actual number of days in that Dividend Period and the denominator of which will be 360. Dividends payable in respect of a Dividend Period shall be payable in arrears — i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series M Preferred Stock, for each Dividend Period, shall be (a) if the shares of Series M Preferred Stock are issued prior to December 10, 2012, a rate per annum equal to 12.000% until the Dividend Payment Date in December 2012, and (b) thereafter, a rate per annum that will be reset quarterly and shall be equal to Three-Month LIBOR for such Dividend Period plus 8.610%.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any shareholder upon request and will be final and binding in the absence of manifest error.

Holders of the Series M Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series M Preferred Stock as specified in this Section 3.

(b) Priority of Dividends. So long as any shares of Series M Preferred Stock remain outstanding, no dividend whatsoever shall be declared or paid on the Common Stock or other Junior Stock, other than a dividend payable solely in shares of Junior Stock, and neither the Corporation nor any of its subsidiaries may purchase, redeem or otherwise acquire for consideration (other than as a result of reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), and the Corporation will not pay to or make available any monies for a sinking fund for the redemption of, any Common Stock or any other Junior Stock unless (a) the full dividends for the most-recently completed Dividend Period on all outstanding shares of Series M Preferred Stock shall have been paid, or declared and funds set aside therefor, and (b) the Corporation is not in default on its obligation to redeem any shares of Series M Preferred Stock that have been called for redemption. However, the foregoing provisions shall not restrict the ability of any affiliate of the Corporation to engage in any market-making transactions in Junior Stock in the ordinary course of business.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Preferred Stock and other classes or series of capital stock designated as ranking on a parity with the Series M Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series M Preferred Stock and the Dividend Parity Stock shall be shared:

•

first ratably by the holders of any shares of such other series of Dividend Parity Stock who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of the shares of Series M Preferred Stock and the Dividend Parity Stock on a pro rata basis.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors may be declared and paid on the Common Stock and any other stock that is Dividend Parity Stock or that ranks junior to the Series M Preferred Stock, from time to time out of any funds legally available for such payment, and the Series M Preferred Stock shall not be entitled to participate in any such dividends.

Any class or series of preferred stock hereafter authorized and issued at any time by the Corporation that is entitled to receive dividends when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors shall not have, for any period when any shares of Series M Preferred Stock are outstanding, any dividend payment date that is not also a Dividend Payment Date of the Series M Preferred Stock.

The Series M Preferred Stock shall rank on a parity with the Series A, Series B, Series C, Series D, Series E, Series F, Series H, Series I, Series J, Series K and Series L Preferred Stock with respect to the payment of dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series M Preferred Stock shall be entitled to receive an amount per share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $100,000 per share (the “Series M Preferred Stock Liquidation Amount”), plus any declared but unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, without regard to any undeclared dividends. Holders of the Series M Preferred Stock will be entitled to receive the Total Liquidation Amount out of the assets of the Corporation that are available for distribution to shareholders of capital stock ranking on a parity on liquidation to the Series M Preferred Stock, after payment or provision for payment of the Corporation’s debts and other liabilities but before any distribution of assets is made to holders of Common Stock or any other shares ranking, as to such distribution, junior to the Series M Preferred Stock.

The Series M Preferred Stock ranks on a parity with the Series A, Series B, Series C, Series D, Series E, Series F, Series H, Series I, Series J, Series K and Series L Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of the Corporation.

(b) Partial Payment. If the Corporation’s assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series M Preferred Stock and to pay the aggregate liquidation amount to all holders of any shares of the Corporation’s Liquidation Parity Stock, the amounts paid to the holders of Series M Preferred Stock and to the such other shares of Liquidation Parity Stock shall be paid pro rata in accordance with the respective aggregate Total Liquidation Amount and the aggregate liquidation amount of any such outstanding shares of Liquidation Parity Stock. If the Total Liquidation Amount per share of Series M Preferred Stock has been paid in full to all holders of Series M Preferred Stock and the liquidation amount of all other shares of Liquidation Parity Stock has been paid in full, the holders of Common Stock or any other shares ranking, as to such distribution, junior to the Series M Preferred Stock will be entitled to receive remaining assets of the Corporation according to their respective rights and preferences.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, neither the sale, conveyance, exchange or transfer of all or substantially all of the Corporation’s property and assets, nor the consolidation or merger by the Corporation with or into any other corporation or by another corporation with or into the Corporation, shall constitute a liquidation, dissolution or winding up of the Corporation’s affairs.

Section 5. Redemption.

(a) Optional Redemption. The Series M Preferred Stock may not be redeemed by the Corporation prior to the later of December 10, 2012 and the date of original issue of the Series M Preferred Stock. On that date or on any date after that date, the Series M Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and un-paid dividends, without regard to any undeclared dividends. The redemption price for any shares of Series M Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund or Redemption by Holders. The Series M Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series M Preferred Stock have no right to require the redemption or repurchase of the Series M Preferred Stock.

(c) Notice of Redemption. Notice of every redemption by the Corporation of Series M Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the Series M Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation not less than 30 days and not more than 60 days before the date of redemption; provided that the Series M Preferred Stock may be redeemed on the date the notice of redemption is delivered to holders of record of the shares if (1) each holder of Normal APEX shall have received notice of such redemption on or prior to the date of issuance of the Series M Preferred Stock and (2) each holder of record of the shares on the date the Series M Preferred Stock is issued shall have received notice, not less 30 days and not more than 60 days before such date, of the Corporation’s intention to re-deem the Series M Preferred Stock on the date of its issuance (provided that if the Series M Preferred Stock, or any depositary shares representing interests in the Series M Preferred Stock, are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series M Preferred Stock at such time and in any manner permitted by such facility). Any notice mailed or otherwise given as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing or provision thereof, to any holder of Series M Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series M Preferred Stock.

Each such notice given to a holder shall state:

•	the redemption date;

•	the number of shares of Series M Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	the place or places where the shares are to be redeemed.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series M Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata from the holders of record of shares of Series M Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as the Board of Directors (or a duly authorized committee of the Board of Directors) may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series M Preferred Stock may be redeemed at the Corporation’s option, from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption of any shares of Series M Preferred Stock has been given and if funds necessary for the redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series M Preferred Stock so called for redemption, then, from and after the date of the redemption notice and the deposit of such funds, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except for the right to receive the redemption price. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 6. Voting Rights.

(a) General. The holders of Series M Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and when the dividends on the Series M Preferred Stock or on any other class or series of Voting Parity Stock have not been declared and paid (i) in the case of the Series M Preferred Stock and any other class or series of Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalents (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors shall automatically be increased by two. Holders of Series M Preferred Stock, together with the holders of all other affected classes and series of Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series M Preferred Stock and any Voting Parity Stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange, Inc. (or any other exchange on which securities of the Corporation may then be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

At any time after the holders of Series M Preferred Stock have the vested power to vote for Preferred Stock Directors, the Secretary of the Corporation may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series M Preferred Stock and Voting Parity Stock (addressed to the Secretary of the Corporation) must, call a special meeting of the holders of Series M Preferred Stock and Voting Parity Stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the By-laws for a special meeting of the shareholders, which the Corporation will provide upon request, or as required by law. If the Secretary of the Corporation is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series M Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the voting power of the outstanding shares of Series M Preferred Stock and all Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series M Preferred Stock and any non-cumulative Voting Parity Stock for at least one year and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series M Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Unless the Articles of Incorporation is amended to require different classes and series of Preferred Stock to vote in proportion to their respective liquidation preferences when voting together with the Series M Preferred Stock as a single class, so long as the Stock Purchase Contracts have not been terminated or any shares of Series M Preferred Stock have been issued and are outstanding, any class or series of Voting Parity Stock hereafter authorized and issued at any time by the Corporation shall have a liquidation preference that is not less than $100,000 per share.

(c) Other Voting Rights. So long as any shares of Series M Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of Series M Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Articles of Incorporation. Any amendment of the Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series M Preferred Stock with respect to payment of dividends or distribution of assets on the

Corporation’s liquidation; as well as any amendment of the Articles of Incorporation or By-laws that would alter or change the voting powers, preferences or special rights of the Series M Preferred Stock so as to affect them adversely; provided that (i) the holders of the Series M Preferred Stock and each other class or series of Preferred Stock ranking on a parity with, or junior to, the Series M Preferred Stock with respect to the payment of dividends and distribution of assets on the Corporation’s liquidation (other than any Excluded Class) shall vote together as a single class with respect to the authorization, or increase in the authorized amount, of any class or series of capital stock ranking senior to the Series M Preferred Stock and (ii) the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock, junior stock or other capital stock of the Corporation ranking on a parity with the Series M Preferred Stock in the distribution of assets on liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series M Preferred Stock; or

(ii) Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation, or any merger or consolidation of the Corporation with or into any other corporation if the Corporation is not the surviving corporation in such merger or consolidation and if the Series M Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of the Articles of Incorporation, would not require a vote of the holders of the Series M Preferred Stock under the preceding paragraph.

Each holder of Series M Preferred Stock will have one vote per share on any matter on which holders of Series M Preferred Stock are entitled to vote, including any action by written consent.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series M Preferred Stock shall be required pursuant to Section 6(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series M Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 5 above.

Section 7. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series M Preferred Stock may deem and treat the record holder of any share of Series M Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 8. Notices. All notices or communications in respect of the Series M Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Statement with Respect to Shares, in the Articles of Incorporation or By-laws or by applicable law.

Section 9. No Preemptive Rights. No share of Series M Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. Other Rights. The shares of Series M Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

3. The aggregate number of shares of the Series M Preferred Stock established and designated by (a) the Resolution, (b) all prior statements, if any, filed under Section 1522 of the PBCL or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Amended and Restated Articles of Incorporation, is 5,751 shares.

4. The Resolution was duly adopted at a meeting of the Board of Directors duly called and held on December 23, 2008.

IN WITNESS WHEREOF, this Statement with Respect to Shares is executed on behalf of the Corporation by its duly authorized officer this 26th day of December, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ George P. Long, III
	Name:	George P. Long, III
	Title:	Senior Counsel and Corporate Secretary

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED ARTICLES OF

INCORPORATION OF THE PNC FINANCIAL SERVICES GROUP, INC.

AMENDING THE STATEMENT WITH RESPECT TO SHARES

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES N

OF

THE PNC FINANCIAL SERVICES GROUP, INC.

The Special Committee of the Board of Directors (the “Board of Directors”) of The PNC Financial Services Group, Inc. (the “Corporation”), pursuant to authority granted to it under resolutions adopted by the Board of Directors on December 23, 2008, in accordance with the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Corporation and applicable law, adopted the following resolution on December 31, 2008 amending the Statement with Respect to Shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series N previously designated by the Board of Directors and authorized by the Board of Directors to be issued in an amount of 77,000 shares.

RESOLVED, that pursuant to the provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Corporation and applicable law, and pursuant to approval by the sole shareholder of the Fixed Rate Cumulative Perpetual Preferred Stock, Series N as applicable, the number of shares and other preferences of the shares of a series of Preferred Stock, par value $1.00 per share, of the Corporation previously designated by the Board of Directors as the Fixed Rate Cumulative Perpetual Preferred Stock Series N be and hereby are amended, to reflect (i) a reduction in the authorized amount of the Fixed Rate Cumulative Perpetual Preferred Stock Series N to 75,792 shares, the amounting outstanding on the date hereof, and (ii) as approved by the sole shareholder of the Series N Preferred Stock, a change of the “Minimum Amount” as defined in the Statement with Respect to Shares to $1,894,800,000. The designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, as amended are set forth in their entirety as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series N” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 75,792.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Statement With Respect to Shares to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Statement With Respect to Shares (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $5.00 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock, the Junior Participating Preferred Stock, Series G, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $100,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $1,894,800,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s $1.80 Cumulative Convertible Preferred Stock — Series A, $1.80 Cumulative Convertible Preferred Stock — Series B, $1.60

Cumulative Convertible Preferred Stock-Series C, $1.80 Cumulative Convertible Preferred Stock-Series D, $2.60 Cumulative Nonvoting Preferred Stock, Series E, Fixed/Adjustable Rate Non-Cumulative Preferred Stock, Series F, 7.00% Non-Cumulative Preferred Stock-Series H, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L and Non-Cumulative Perpetual Preferred Stock, Series M.

(g) “Signing Date” means the Original Issue Date.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

Part 5. PBCL Requirements. The aggregate number of shares of the Designated Preferred Stock established and designated by (a) this Resolution, (b) all prior statements, if any, filed under Section 1522 of the PBCL or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Amended and Restated Articles of Incorporation, as amended is 75,792.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, THE PNC FINANCIAL SERVICES GROUP, INC. has caused this Statement With Respect to Shares to be signed by George P. Long, III, its Corporate Secretary, this 2nd day of January, 2009.

THE PNC FINANCIAL SERVICES GROUP, INC.

By:	/s/ George P. Long, III
Name:	George P. Long, III
Title:	Corporate Secretary

Annex A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Statement With Respect to Shares. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(g) “Dividend Period” has the meaning set forth in Section 3(a).

(h) “Dividend Record Date” has the meaning set forth in Section 3(a).

(i) “Liquidation Preference” has the meaning set forth in Section 4(a).

(j) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(k) “Preferred Director” has the meaning set forth in Section 7(b).

(l) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(m) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(n) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(o) “Standard Provisions” mean these Standard Provisions that form a part of the Statement With Respect to Shares relating to the Designated Preferred Stock.

(p) “Statement With Respect to Shares” means the Statement With Respect to Shares or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Statement With Respect to Shares, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Statement With Respect to Shares).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

(v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant Statement With Respect to Shares for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Statement With Respect to Shares for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Statement With Respect to Shares for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Statement With Respect to Shares, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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